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Exhibit 10.1

STANDARD INDUSTRIAL/COMMERCIAL MULTI-TENANT LEASE—MODIFIED
American Industrial Real Estate Association

1.  BASIC PROVISIONS ("BASIC PROVISIONS").

    1.1  Parties:  This Lease ("Lease"), dated for reference purposes only, February 1, 2001, is made by and between THE WRIGHT FAMILY C LIMITED PARTNERSHIP, a California limited partnership ("Lessor") and QAD INC., a Delaware corporation ("Lessee") (collectively the "Parties," or individually a "Party").

    1.2(a)  Premises:  That certain building, including all improvements therein or to be provided by Lessor under the terms of the Lease, commonly known by the street address of 6410 Via Real, located in the City of Carpinteria, County of Santa Barbara, State of California, with zip code 93013 ("Premises"). The Premises is generally described as (describe briefly the nature of the Building): Building A of South Coast Business Part to be constructed as provided in the Addendum. In addition to Lessee's rights to use and occupy the Premises as hereinafter specified, Lessee shall have non-exclusive rights to the Common Areas (defined in Paragraph 2.7 below) as hereinafter specified, but shall not have any rights to other buildings in the Industrial Center. The Premises, the Common Areas, the land upon which they are located, along with all other buildings and improvements thereon, are herein collectively referred to as the "Industrial Center." (Also see Paragraph 2.)

    1.2(b)  Parking:  0 unreserved vehicle parking spaces ("Unreserved Parking Spaces") and 90 reserved vehicle parking spaces ("Reserved Parking Spaces"). (Also see Paragraph 2.6.)

    1.3  Term:  10 years and 0 months ("Original Term") commencing (see Addendum) ("Commencement Date") and ending (see Addendum) ("Expiration Date"). (Also see Paragraph 3.)

    1.4  Early Possession:  (see Addendum) ("Early Possession Date"). (Also see Paragraphs 3.2 and 3.3).

    1.5  Base Rent:  $43,155.18 per month ("Base Rent"), payable on the first day of each month commencing (see Addendum). (Also see Paragraph 4.)

/x/  If this box is checked, this Lease provides for the Base Rent to be adjusted per Addendum  , attached hereto.

    1.6(a)  Base Rent Paid Upon Execution:  $43,155.18 as Base Rent for the first full month's rent for the period commencing on the 1st day of the first month occurring after the Commencement Date and ending on the last day of such month, unless the Commencement Date occurs on the first day of the month, in which case such amount shall be for the first month's rent. See Addendum regarding proration and payment of Base Rent due on the Commencement Date.

    1.6(b)  Lessee's Share of Common Area Operating Expenses:  Thirty percent (30%) ("Lessee's Share").

    1.7  Security Deposit:  $43,155.18 ("Security Deposit"). (Also see Paragraph 5.)

    1.8  Permitted Use:  General office use and corporate data and information systems use and no other use without Lessor's prior written consent. See Addendum for additional terms. ("Permitted Use"). (Also see Paragraph 6).

    1.9  Insuring Party.  Lessor is the "Insuring Party." (Also see Paragraph 8.)

    1.10  Deleted

    1.11  Deleted

    1.12  Addenda and Exhibits:  Attached hereto is an Addendum or Addenda consisting of Paragraphs 49 through 63 and Schedules 1 through 4, all of which constitute a part of this Lease.

2.  PREMISES, PARKING AND COMMON AREAS.

    2.1  Letting.  Lessor hereby leases to Lessee, and Lessee hereby leases from Lessor, the Premises, for the term, at the rental, and upon all of the terms, covenants and conditions set forth in the Lease. Unless otherwise provided herein, any statement of square footage set forth in this Lease, or that may have been used in calculating rental and/or Common Area Operating Expenses, is an approximation which Lessor and Lessee agree is reasonable and the rental and Lessee's Share (as defined in Paragraph 1.6(b)) based thereon is not subject to revision whether or not the actual square footage is more or less.

    2.2  Condition.  Subject to Lessee's obligation to construct the Data Center as provided in Paragraph 62, Lessor shall deliver the Premises to Lessee clean and free of debris on the Completion Date and warrants to Lessee that the existing plumbing, electrical systems, fire sprinkler system, lighting, air conditioning and heating system, and loading doors, if any, in the Premises, other than those constructed by Lessee, shall be in good operating condition on the Completion Date. If a non-compliance with said warranty exists as of the Completion Date, Lessor shall, except as otherwise provided in this Lease, promptly after the receipt of written notice from Lessee setting forth with specificity the nature and extent of such non-compliance, rectify same at Lessor's expense. If Lessee does not give Lessor written notice of non-compliance with this warranty within sixty (60) days after the Completion Date, correction of that non-compliance shall be the obligation of Lessee and Lessee's sole cost and expense.

    2.3  Compliance with Covenants, Restrictions and Building Code.  Subject to Lessee's obligation to construct the Data Center as provided in Paragraph 62, Lessor warrants that any improvements (other than those constructed by Lessee or at Lessee's direction) on or in the Premises which have been constructed or installed by Lessor or with Lessor's consent or at Lessor's direction shall comply with all applicable covenants or restrictions of record and applicable building codes, regulations and ordinances in effect on the Completion Date. Lessor further warrants to Lessee that Lessor has no knowledge of any claim having been made by any governmental agency that a violation or violations of applicable building codes, regulations, or ordinances exist with regard to the Premises as of the Completion Date. Said warranties shall not apply to any Alternation or Utility installations (defined in Paragraph 7.3(a)) made or to be made by Lessee. If the Premises do not comply with said warranties, Lessor shall, except as otherwise provided in this Lease, promptly after receipt of written notice from Lessee given within six (6) months following the Completion Data and setting forth with specificity the nature and extent of such non-compliance, take such action, at Lessor's expense, as may be reasonable or appropriate to rectify the non-compliance. Lessor make no warranty that the Permitted Use in Paragraph 1.8 is permitted for the Premises under Applicable Laws (as defined in Paragraph 2.4).

    2.4  Deleted

    2.5  Deleted

    2.6  Vehicle Parking.  Lessee shall be entitled to use the number of Unreserved Parking Spaces and Reserved Parking Spaces specified in Paragraph 1.2(b) on those portions of the Common Areas designated from time to time by Lessor for parking. Lessee shall not use more parking spaces than said number. Said parking spaces shall be used for parking by vehicles no larger than full-size passenger automobiles or pick-up trucks, herein called "Permitted Size Vehicles." Vehicles other than Permitted Size Vehicles shall be parked and loaded or unloaded as directed by Lessor in the Rules and Regulations (as defined in Paragraph 40) issued by Lessor. (Also see Paragraph 2.9).

    (a) Lessee shall not permit or allow any vehicles that belong to or are controlled by Lessee or Lessee's employees, suppliers, shippers, customers, contractors or invitees to be loaded, unloaded, or parked in areas other than those designated by Lessor such activities.

    (b) If Lessee permits or allows any of the prohibited activities described in this Paragraph 2.6, then Lessor shall have the right, without notice, in addition to such other rights and remedies that it may have, to remove or tow away the vehicle involved and charge the cost to Lessee, which cost shall be immediately payable upon demand by Lessor.

    (c) Lessor shall at the Completion Date of this Lease provide the Parking facilities required by Applicable Law.

    2.7  Common Areas—Definition.  The term "Common Areas" is defined as all areas and facilities outside the Premises and within the exterior boundary line of the Industrial Center and interior utility raceways within the Premises that are provided and designated by the Lessor from time to time for the general nonexclusive use of Lessor, Lessee and other lessees of the Industrial Center and their respective employees, suppliers, shippers, customers, contractors and invitees, including parking areas, loading and unloading areas, trash areas, roadways, sidewalks, parkways, driveways and landscaped areas.

    2.8  Common Areas—Lessee's Rights.  Lessor hereby grants to Lessee, for the benefit of Lessee and its employees, suppliers, shippers, contractors, customers and invitees, during the term of this Lease, the non-exclusive right to use, in common with others entitled to such use, the Common Areas as they exist from time to time, subject to any rights, powers, and privileges reserved by Lessor under the terms hereof or under the terms of any rules and regulations or restrictions governing the use of the Industrial Center. Under no circumstances shall the right herein granted to use the Common Area be deemed to include the right to store any property, temporarily or permanently, in the Common Areas. Any such storage shall be permitted only by the prior written consent of Lessor or Lessor's designated agent, which consent may be revoked at any time. In the event that any unauthorized storage shall occur, then Lessor shall have the right, without notice, in addition to such other rights and remedies that it may have, to remove the property and charge the cost to Lessee, which cost shall be immediately payable upon demand by Lessor.

    2.9  Common Areas—Rules and Regulations.  Lessor or such other person(s) as Lessor may appoint shall have the exclusive control and management of the Common Areas and shall have the right, from time to time, to establish, modify, amend and enforce reasonable Rules and Regulations with respect thereto in accordance with Paragraph 40. Lessee agrees to abide by and conform to all such Rules and Regulations, and to cause its employees, suppliers, shippers, customers, contractors and invitees to so abide and conform. Lessor shall not be responsible to Lessee for the non-compliance with said rules and regulations by other lessees on the Industrial Center.

    2.10  Common Areas—Changes.  Lessor shall have the right, in Lessor's sole discretion, from time to time:

    (a) To make changes to the Common Areas, including, without limitation, changes in the location, size, shape and number of driveways, entrances, parking spaces, parking areas, loading and unloading areas, ingress, egress, direction of traffic, landscaped areas, walkways and utility raceways;

    (b) To close temporarily any of the Common Areas for maintenance purposes so long as reasonable access to the Premises remains available;

    (c) To designate other land outside the boundaries of the Industrial Center to be a part of the Common Areas;

    (d) To add additional buildings and improvements to the Common Areas;

    (e) To use the Common Areas while engaged in making additional improvements, repairs or alterations to the Industrial Center, or any portion thereof; and

    (f)  To do and perform such other acts and make such other changes in, to or with respect to the Common Areas and Industrial Center as Lessor may, in the exercise of sound business judgment, deem to be appropriate.

3.  TERM

    3.1  Term.  The Commencement Date, Expiration Date and Original Term of this Lease are as specified in Paragraph 1.3.

    3.2  Early Possession.  If an Early Possession Date is specified in Paragraph 1.4 and if Lessee totally or partially occupies the Premises after the Early Possession Date but prior to the Commencement Date, the obligation to pay Base Rent shall be abated for the period of such early occupancy. All other terms of this Lease, however, (including, but not limited to, the obligation to pay Lessee's Share of Common Area Operating Expenses and to carry the insurance required by Paragraph 8) shall be in effect during such period. Any such early possession shall not affect nor advance the Expiration Date of the Original Term.

    3.3  Deleted

4.  RENT

    4.1  Base Rent.  Lessee shall pay Base Rent and other rent or charges, as the same may be adjusted from time to time to Lessor in lawful money of the United States, without offset or deduction, on or before the day on which it is due under the terms of this Lease. Base Rent and all other rent and charges for any period during the term hereof which is for less than one full month shall be prorated based upon the actual number of days of the month involved. Payment of Base Rent and other charges shall be made to Lessor at its address stated herein or to such other person or at such other addresses as Lessor may from time to time designate in writing to Lessee.

    4.2  Common Area Operating Expenses.  Lessee shall pay to Lessor during the term hereof, in addition to the Base Rent, Lessee's Share as specified in Paragraph 1.6(b)) of all Common Area Operating Expenses, as hereinafter defined, during each calendar year of the term of this Lease in accordance with the following provisions:

    (a) "Common Area Operating Expenses" are defined, for purposes of this Lease, as all costs incurred by Lessor relating to the ownership and operation of the Industrial Center, including, but not limited to the following:

      (i)  The operation, repair and maintenance, in neat, clean, good order and condition of the following:

        (aa) The Common Areas, including parking areas, loading and unloading areas, trash areas, roadways, sidewalks, walkways parkways, driveways, landscaped areas, striping, bumpers, irrigation systems, Common Area lighting facilities, fences and gates, elevators and roof.

        (bb) Exterior signs and any tenant directories.

        (cc) Fire detection and sprinkler systems.

      (ii) The cost of water, gas, electricity and telephone to service the Common Areas.

      (iii) Trash disposal, property management and security services and the costs of any environmental inspections.

      (iv) Reserves set aside for maintenance and repair of Common Areas.

      (v) Real Property Taxes (as defined in Paragraph 10.2) to be paid by Lessor for the Premises and the Common Areas under Paragraph 10 hereof.

      (vi) The costs of the premiums for the insurance policies maintained by Lessor under Paragraph 8 hereof.

      (vii) Any deductible portion of an insured loss concerning the Premises or the Common Area.

      (viii)Any other services to be provided by Lessor that are stated elsewhere in this Lease to be a Common Area Operating Expense.

      (ix) Property management fees.

    (b) Any Common Area Operating Expenses and Real Property Taxes that are specifically attributable to Premises or to any other building in the Industrial Center or to the operation, repair and maintenance thereof, shall be allocated entirely to the Premises or to such other building. However, any Common Area Operating Expenses and Real Property Taxes that are not specifically attributable to the Premises or to any other building or the operation, repair and maintenance thereof, shall be equitable allocated by Lessor to all buildings in the Industrial Center.

    (c) The inclusion of the improvements, facilities and services set forth in Subparagraph 4.2(a) shall not be deemed to impose an obligation upon Lessor to either have said improvement or facilities or to provide those services unless the Industrial Center already has the same, Lessor already provides the services, or Lessor has agreed elsewhere in this Lease to provide the same or some of them.

    (d) Lessee's Share of Common Area Operating Expenses shall be payable by Lessee within thirty (30) days after a reasonably detailed statement of actual expenses is presented to Lessee by Lessor. At Lessor's option, however, an amount may be estimated by Lessor from time to time of Lessee's Share of annual Common Area Operating Expenses and the same shall be payable monthly or quarterly, as Lessor shall designate, during each 12 month period of the Lease term, on the same day as the Base Rent is due hereunder. Lessor shall deliver to Lessee within sixty (60) days after the expiration of each calendar year a reasonable detailed statement showing Lessee's Share of the actual Common Area Operating Expenses incurred during the Preceding year. If Lessee's payments under this Paragraph 4.2(d) during said preceding year exceed Lessee's Share as indicated on said statement, Lessee shall be credited the amount of such overpayment against Lessee's Share of Common Area Operating Expenses next becoming due. If Lessee's payments under this Paragraph 4.2(d) during said preceding year were less than Lessee's Share as indicated on said statement, Lessee shall pay to Lessor the amount of the deficiency within thirty (30) days after delivery by Lessor to Lessee of said statement. See Addendum.

5.  SECURITY DEPOSIT.  Lessee shall deposit with Lessor upon Lessee's execution hereof the Security Deposit set forth in Paragraph 1.7 as security for Lessee's faithful performance of Lessee's obligations under this Lease. If Lessee fails to pay Base Rent or other rent or charges due hereunder, or otherwise Defaults under this Lease (as defined in Paragraph 13.1) Lessor may use, apply or retain all or any portion of said Security Deposit for the payment of any amount due Lessor or to reimburse or compensate Lessor for any liability, cost, expense, loss or damage (including attorneys' fees) which Lessor may suffer or incur by reason thereof. If Lessor uses or applies all or any portion of said Security Deposit, Lessee shall within ten (10) days after written request therefore deposit monies with Lessor sufficient to restore said Security Deposit to the full amount required by this Lease. Any time the Base Rent increases during the term of this Lease, Lessee shall, upon written request from Lessor, deposit additional monies with Lessor as an addition to the Security Deposit so that the total amount of the Security Deposit shall at all times bear the same proportion to the then current Base Rent as the initial Security Deposit bears to the initial Base Rent set forth in Paragraph 1.5. Lessor shall not be required to keep all or any part of the Security Deposit separate from its general accounts. Lessor shall, at the expiration or earlier termination of the term hereof and after Lessee has vacated the

Premises, return to Lessee (or, at Lessor's option, to the last assignee, if any, of Lessee's interest herein), that portion of the Security Deposit not used or applied by Lessor. Unless otherwise expressly agreed in writing by Lessor, no part of the Security Deposit shall be considered to be held in trust, to bear interest or other increment for its use, or to be prepayment for any monies to be paid by Lessee under this Lease.

6.  USE

    6.1  Permitted Use.

      (a) Lessee shall use and occupy the Premises only for the Permitted Use set forth in Paragraph 1.8, or any other legal use which is reasonably comparable thereto, and for no other purpose. Lessee shall not use or permit the use of the Premises in a manner that is unlawful, creates waste or nuisance, or that disturbs owners and/or occupants of, or causes damage to the Premises or neighboring premises or properties.

      (b) Lessor hereby agrees to not unreasonable withhold or delay its consent to any written request by Lessee, Lessee's assignees or subtenants, and by prospective assignees and subtenants of Lessee, its assignees and subtenants, for a modification of said Permitted Use, so long as the same will not impair the structural integrity of the improvements on the Premises or the mechanical or electrical systems therein, does not conflict with uses by other lessees, is not significantly more burdensome to the Premises and the improvements thereon, and is otherwise permissible pursuant to this Paragraph 6. If Lessor elects to withhold such consent, Lessor shall within five (5) business days after such request give a written notification of same, which notice shall include an explanation of Lessor's reasonable objections to the change in use.

    6.2  Hazardous Substances.

      (a) Reportable Uses Require Consent. The term "Hazardous Substance" as used in this Lease shall mean any product, substance, chemical, material or waste whose presence, nature, quantity and/or intensity of existence, use, manufacture, disposal, transportation, spill, release or effect, either by itself or in combination with other materials expected to be on the Premises, is either: (i) potentially injurious to the public health, safety or welfare, the environment, or the Premises; (ii) regulated or monitored by any governmental authority; or (iii) a basis for potential liability of Lessor to any governmental agency or third party under any applicable statute or common law theory. Hazardous Substance shall include, but not be limited to, hydrocarbons, petroleum, gasoline, crude oil or any products or by-products thereof. Lessee shall not engage in any activity in or about the Premises which constitutes a Reportable Use (as hereinafter defined) or Hazardous Substances without the express prior written consent of Lessor, which consent may be withheld by Lessor in its sole and absolute discretion, and compliance in a timely manner (at Lessee's sole cost and expense) with all Applicable Requirements (as defined in Paragraph 6.3). "Reportable Use" shall mean (i) the installation or use of any above or below ground storage tank; (ii) the generation, possession, storage, use, transportation, or disposal of a Hazardous Substance that require a permit from, or with respect to which a report, notice, registration or business plan is required to be filed with, any governmental authority; and (iii) the presence in, or about the Premises of a Hazardous Substance with respect to which any "Applicable Laws" (defined herein to mean all applicable zoning, municipal, county, state and federal laws, ordinances and regulations) require that a notice be give to persons entering or occupying the Premises or neighborhood properties. Notwithstanding the foregoing, Lessee may, without Lessor's prior consent, but upon notice to Lessor and in compliance with all Applicable Requirements, use any ordinary and customary materials reasonable required to be used by Lessee in the normal course of the Permitted Use, so long as such use is not a Reportable Use and does not expose the Premises or neighboring properties to any meaningful risk of contamination or damage or expose Lessor to any liability therefore. In addition, Lessor may (but without any obligation to do so)

  condition its consent to any Reportable Use of any Hazardous Substance by Lessee upon Lessee's giving Lessor such additional assurances as Lessor, it its reasonable discretion, deems necessary to protect itself, the public, the Premises and the environment against damage, contamination or injury and/or liability therefore, including, but not limited to, the installation (and at Lessor's option, removal on or before Lease expiration or earlier termination) of reasonably necessary protective modifications to the Premises (such as concrete encasements) and/or the deposit of an additional Security Deposit under Paragraph 5 hereof.

      (b) Duty to inform Lessor. If Lessee knows, or has reasonable cause to believe, that a Hazardous Substance has come to be located in, on, or under or about the Premises, other than as previously consented to by Lessor, Lessee shall immediately give Lessor written notice thereof together with a copy of any statement, report, notice, registration, application, permit, business plan, license, claim, action, or proceeding given to, or received from, any governmental authority or private party concerning the presence, spill, release, discharge of, or exposure to, such Hazardous Substance including, but not limited to, all such documents as may be involved in any Reportable Use Involving the Premises. Lessee shall not cause or permit any Hazardous Substance to be spilled or released in, or, under or about the Premises (including, without limitation, through the plumbing or sanitary sewer system).

      (c) Indemnification. Lessee shall indemnify, protect, defend and hold Lessor, its agents, employees, lenders and ground lessor, if any, and the Premises, harmless from and against any and all damages, liabilities, judgments, costs, claims, liens, expenses, penalties, loss of permits and attorneys' and consultants' fees arising out of or involving any Hazardous Substance brought onto the Premises by or for Lessee or by anyone under Lessee's control. Lessee's obligations under this Paragraph 6.2(c) shall include, but not be limited to, the effects of any contamination or injury to person, property or the environment created or suffered by Lessee, and the cost of investigation (including consultants' and attorneys' fees and testing), removal, remedies, restoration and/or abatement thereof, or of any contamination therein involved, and shall survive the expiration or earlier termination of this Lease. No termination, cancellation or release agreement entered into by Lessor and Lessee shall release Lessee from its obligations under this Lease with respect to Hazardous Substances, unless specifically so agreed by Lessor in writing at the time of such agreement. See Addendum.

    6.3  Lessee's Compliance with Requirements.  Lessee shall, at Lessee's sole cost and expense, fully, diligently and in a timely manner comply with all "Applicable Requirements," which term is used in this Lease to mean all laws, rules, regulations, ordinances, directives, covenants, easements and restrictions of record, permits, the requirements of any applicable fire insurance underwriter or rating bureau, and the recommendations of Lessor's engineers and/or consultants, relating in any manner to the Premises (including, but not limited to, matters pertaining to (i) industrial hygiene; (ii) environmental conditions on, in, under or about the Premises, including soil and groundwater conditions; and (iii) the use, generation, manufacture, production, installation, maintenance, removal, transportation, storage, spill, or release of any Hazardous Substance), now in effect or which may hereafter come into effect. Lessee shall, within five (5) days after receipt of Lessor's written request, provide Lessor with copies of all documents and information, including, but not limited to, permits, registrations, manifests, applications, reports and certificates, evidencing Lessee's compliance with any Applicable Requirements specified by Lessor, and shall immediately upon receipt, notify Lessor in writing (with copies of any documents involved) of any threatened or actual claim, notice citation, warning, complaint or report pertaining to or involving failure by Lessee or the Premises to comply with any Applicable Requirements.

    6.4  Inspection; Compliance with Law.  Lessor, Lessor's agents, employees, contractors and designated representatives, and the holders of any mortgages, deeds of trust or ground leases on the Premises ("Lenders") shall have the right to enter the Premises at any time in the case of an emergency and otherwise at reasonable times, for the purpose of inspecting the condition of the

Premises and for verifying compliance by Lessee with this Lease and all Applicable Requirements (as defined in Paragraph 6.3), and Lessor shall be entitled to employ experts and/or consultants in connection therewith to advise Lessor with respect to Lessee's activities, including but not limited to Lessee's installation, operation, use, monitoring, maintenance, or removal of any Hazardous Substance on or from the Premises. The costs and expenses of any such inspections shall be paid by the party requesting same, unless a Default or Breach of this Lease by Lessee or a violation of Applicable Requirements or a contamination, caused or materially contributed to by Lessee is found to exist or to be imminent, or unless the inspection is requested or ordered by a governmental authority as the result of any such existing or imminent violation or contamination. In such case, Lessee shall upon request reimburse Lessor or Lessor's lender, as the case may be, for the costs and expense of such inspections.

7.  MAINTENANCE, REPAIRS, UTILITY INSTALLATIONS, TRADE FIXTURES AND ALTERATIONS

    7.1  Lessee's Obligations.

      (a) Subject to the provisions of Paragraphs 2.2 (Condition), 2.3 (Compliance with Covenants, Restrictions and Building Code), 7.2 (Lessor's Obligations), 9 (Damage or Destruction), and 14 (Condemnation), Lessee shall, at Lessee's sole cost and expense and at all times, keep the Premises in every part thereof in good order, condition and repair (whether or not such portion of the Premises requiring repair, or the means of repairing the same, are reasonably or readily accessible to Lessee, and whether or not the need for such repairs occurs as a result of Lessee's use, any prior use, the elements or the age of such portion of the Premises), including, without limiting the generality of the foregoing, all equipment or facilities specifically serving the Premises, such as plumbing, heating, air conditioning, ventilating, electrical, lighting facilities, boilers, fired or unfilled pressure vessels, fire hose connections if within the Premises, fixtures, interior walls, interior surfaces of exterior walls, ceilings, floors, windows, doors, plate glass, and skylights, but excluding any items which are the responsibility of Lessor pursuant to Paragraph 7.2 below. Lessee, in keeping the Premises in good order, condition and repair, shall exercise and perform good maintenance practices. Lessee's obligations shall include restorations, replacements or renewals when necessary to keep the Premises and all improvements thereon or a part thereof in good order, condition and state of repair.

      (b) Lessee shall, at Lessee's sole cost and expense, procure and maintain a contract, with copies to Lessor, in customary form and substance, for and with a contractor specializing and experienced in the inspection, maintenance and service of the heating, air conditioning and ventilation system for the Premises. However, Lessor reserves the right, upon notice to Lessee, to procure and maintain the contract for heating, air conditioning and ventilation systems, and if Lessor so elects, Lessee shall reimburse Lessor, upon demand, for the cost thereof.

      (c) If Lessee fails to perform Lessee's obligations under this Paragraph 7.1, Lessor may enter upon the Premises after ten (10) days' prior written notice to Lessee (except in the case of an emergency, in which case no notice shall be required), perform such obligations on Lessee's behalf, and put the Premises in good order, condition and repair, in accordance with Paragraph 13.2 below.

    7.2  Lessor's Obligations.  Subject to the provisions of Paragraphs 2.2 (Condition), 2.3 (Compliance with Covenants, Restrictions and Building Code), 4.2 (Common Area Operating Expenses), 6 (Use), 7.1 (Lessee's Obligations), 9 (Damage or Destruction) and 14 (Condemnation), Lessor, subject to reimbursement pursuant to Paragraph 4.2, shall keep in good order, condition and repair the foundations, exterior walls, structural condition of interior bearing walls, exterior roof, fire sprinkler and/or standpipe and hose (if located in the Common Areas) or other automatic fire extinguishing system including fire alarms and/or smoke detection systems and equipment, fire hydrants, parking lots, walkways, parkways, driveways, landscaping, fences, signs, and utility systems serving the Common Areas and all parts thereof, as well as providing the services for which there is a Common

Area Operating Expense pursuant to Paragraph 4.2. Lessor shall not be obligated to paint the exterior or interior surfaces of exterior walls nor shall Lessor be obligated to maintain, repair or replace windows, doors or place glass of the Premises. Lessee expressly waives the benefit of any statute now or hereafter in effect which would otherwise afford Lessee the right to make repairs at Lessor's expense or to terminate this Lease because of Lessor's failure to keep the Premises, Industrial Center or Common Areas in good order, condition and repair.

    7.3  Utility Installations, Trade Fixtures, Alterations.

      (a) Definitions; Consent Required. The term "Utility Installations" is used in this Lease to refer to all air lines, power panels, electrical distribution, security, fire protection systems, communications systems, lighting fixtures, heating, ventilating and air conditioning equipment, plumbing, and fencing in, on or about the Premises. The term "Trade Fixtures" shall mean Lessee's machinery and equipment which can be removed without doing material damage to the Premises. The term "Alterations" shall mean any modification of the improvements on the Premises which are provided by Lessor under the terms of this Lease, other than Utility Installations or Trade Fixtures. "Lessee-Owned Alterations and/or Utility Installations" are defined as Alterations and/or Utility Installations made by Lessee that are not yet owned by Lessor pursuant to Paragraph 7.4(a). Lessee shall not make, nor cause to be made any Alterations or Utility Installations in, on, under or about the Premises without Lessor's prior written consent. Lessee may, however, make non-structural Utility Installations to the interior of the Premises (excluding the roof) without Lessor's consent but upon notice to Lessor, so long as they are not visible from the outside of the Premises, do not involve puncturing, relocating or removing the roof or any existing walls, or changing or interfering with the fire sprinkler or fire detection systems and the cumulative cost thereof during the term of this Lease as extended does not exceed $2,500.00.

      (b) Consent. Any Alterations or Utility Installations that Lessee shall desire to make and which require the consent of the Lessor shall be presented to Lessor in written form with detailed plans. All consents given by Lessor, whether by virtue of Paragraph 7.3(a) or by subsequent specific consent, shall be deemed conditioned upon: (i) Lessee's acquiring all applicable permits required by governmental authorities; (ii) the furnishing of copies of such permits together with a copy of the plans and specifications for the Alteration or Utility Installation to Lessor prior to commencement of the work thereon; and (iii) the compliance by Lessee with all conditions of said permits in a prompt and expeditious manner. Any Alteration or Utility Instillations by Lessee during the term of this Lease shall be done in a good and workmanlike manner, with good and sufficient materials, and be in compliance with all Applicable Requirements. Lessee shall promptly upon completion thereof furnish Lessor with as-built plans and specifications therefore. Lessor may (but without obligation to do so) condition its consent to any requested Alteration or Utility Installation that costs $2,500.00 or more upon Lessee's providing Lessor with a lien and completion bond in an amount equal to one and one-half times the estimated cost of such Alteration or Utility Installation.

      (c) Lien Protection. Lessee shall pay when due all claims for labor or materials furnished or alleged to have been furnished to or for Lessee or for use on the Premises, which claims are or may be secured by any mechanic's or materialmen's lien against the Premises or any interest therein. Lessee shall give Lessor not less than ten (10) days' notice prior to the commencement of any work in, on, or about the Premises, and Lessor shall have the right to post notices of non-responsibility in or on the Premises as provided by law. If Lessee shall, in good faith, contest the validity of any such lien, claim, or demand, then Lessee shall, at its sole expense, defend and protect itself, Lessor and the Premises against the same and shall pay and satisfy any such adverse judgment that may be rendered thereon before the enforcement thereof against the Lessor or the Premises. If Lessor shall require, Lessee shall furnish to Lessor a surety bond satisfactory to

  Lessor, in an amount equal to one and one-half times the amount of such contested lien claim or demand, indemnifying Lessor against liability for the same, as required by law for the holding of the Premises free from the effect of such lien or claim. In addition, Lessor may require Lessee to pay Lessor's attorneys' fees and costs in participating in such action if Lessor shall decide it is to its best interest to do so.

    7.4  Ownership, Removal, Surrender, and Restoration.

      (a) Ownership. Subject to Lessor's right to require their removal and to cause Lessee to become the owner thereof as hereafter provided in this Paragraph 7.4, all Alterations and Utility Installations made to the Premises by Lessee shall be the property of and owned by Lessee, but considered a part of the Premises. Lessor may, at any time and at its option, elect in writing to Lessee to be the owner of all or any specified part of the Lessee-Owned Alterations and Utility Installations. Unless otherwise instructed per Subparagraph 7.4(b) hereof, all Lessee-Owned Alterations and Utility Installations shall, at the expiration or earlier termination of this Lease, become the property of Lessor and remain upon the Premises and be surrendered with the Premises by Lessee.

      (b) Removal. Unless otherwise agreed in writing, Lessor may require that any or all Lessee-Owned Alterations or Utility Installations be removed by the expiration or earlier termination of this Lease, notwithstanding that their installation may have been consented to by Lessor. Lessor may require the removal at any time of all or any part of any Alterations or Utility Installations made without the required consent of Lessor.

      (c) Surrender/Restoration. Lessee shall surrender the Premises by the end of the last day of the Lease term or any earlier termination date, clean and free of debris and in good operating order, condition and state of repair, ordinary wear and tear excepted. Ordinary wear and tear shall not include any damage or deterioration that would have been prevented by good maintenance practice or by Lessee performing all of its obligations under this Lease. Except as otherwise agreed or specified herein, the Premises, as surrendered, shall include the Alterations and Utility Instillations. The obligation of Lessee shall include the repair of any damage occasioned by the installation, maintenance or removal of Lessee's Trade Fixtures, furnishings, equipment and Lessee-Owned Alterations and Utility Installations, as well as the removal of any storage take installed by or for Lessee, and the removal, replacement or remediation of any soil, material or ground water contaminated by Lessee, all as may then be required by Applicable Requirements and/or good practices. Lessee's Trade Fixtures shall remain the property of Lessee and shall be removed by Lessee subject to its obligation to repair and restore the Premises per this Lease.

8.  INSURANCE; INDEMNITY

    8.1  Payment of Premiums.  The cost of the premiums for the insurance policies maintained by Lessor under this Paragraph 8 shall be a Common Area Operating Expense pursuant to Paragraph 4.2 hereof. Premiums for policy periods commencing prior to, or extending beyond, the term of this Lease shall be prorated to coincide with the corresponding Commencement Date or Expiration Date.

    8.2  See Addendum

    8.3  Property Insurance—Building, Improvements and Rental Value

      (a) Lessor shall obtain and keep in force during the term of this Lease a policy or policies in the name of Lessor with loss payable to Lessor and to any Lender(s), insuring against loss or damage to the Premises. Such insurance shall be for full replacement cost, as the same shall exist from time to time, or the amount required by any Lender(s), but in no event more than the commercially reasonable and available insurance value thereof if, by reason of the unique nature or age of the improvements involved, such latter amount is less than full replacement cost. Lessee-

  Owned Alteration and Utility Installations, Trade Fixtures and Lessee's personal property shall be insured by Lessee pursuant to Paragraph 8.4. If the coverage is available and commercially appropriate, Lessor's policy or policies shall insure against all risks of direct physical loss or damage (except the perils or flood and/or earthquake unless required by a Lender), including coverage for any additional costs resulting from debris removal and reasonable amount of coverage for the enforcement of any ordinance or law regulating the reconstruction or replacement of any undamaged sections of the Premises required to be demolished or removed by reason of the enforcement of any building, zoning, safety or land use laws as the result of a covered loss, but not including plate glass insurance. Said policy or policies shall also contain an agreed valuation provision in lieu of any co-insurance clause, waiver of subrogation, and inflation guard protection causing an increase in the annual property insurance coverage amount by a factor of not less than the adjusted U.S. Department of Labor Consumer Price Index for All Urban Consumers for the city nearest to where the Premises are located.

      (b) Rental Value. At Lessor's election, Lessor shall also obtain and keep in force during the term of this Lease a policy or policies in the name of Lessor, with loss payable to Lessor and any lender(s), insuring the loss of the full rental and other charges payable by Lessee under this Lease to Lessor for one year (including all Real Property Taxes, insurance costs, all Common Area Operating Expenses and any scheduled rental increases). Said insurance may provide that in the event the Lease is terminated by reason of an insure loss, the period of indemnity for such coverage shall be extended beyond the date of the completion of repairs or replacement of the Premises, to provide for one full year's loss of rental revenues from the date of any such loss. Said insurance shall contain an agreed valuation provision in lieu of any co-insurance clause, and the amount of coverage shall be adjusted annually to reflect the projected rental income, Real Property Taxes, insurance premium costs and other expenses, if any, otherwise payable, for the next 12-month period. Common Area Operating Expenses shall include any deductible amount in the event of such loss.

      (c) Adjacent Premises. Lessee shall pay for any increase in the premiums for the property insurance for the Common Areas or other buildings in the Industrial Center is said increase is caused by Lessee's acts, omissions, use or occupancy of the Premises.

      (d) Lessee's Improvements. Since Lessor is the insuring party, Lessor shall not be required to insure Lessee-Owned Alterations and Utility Installations unless the item in question has become the property of Lessor under the terms of this Lease.

    8.4  Lessee's Property Insurance.  Subject to the requirements of Paragraph 8.5, Lessee at its cost shall either by separate policy or, at Lessor's option, by endorsement to a policy already carried, maintain insurance coverage on all of Lessee's personal property, Trade Fixtures and Lessee-Owned Alterations and Utility Installations in, on, or about the Premises similar in coverage to that carried by Lessor as the insuring Party under Paragraph 8.3(a). Such insurance shall be full replacement cost coverage with a deductible not to exceed $1,000 per occurrence. The proceeds from any such insurance shall be used by Lessee for the replacement of personal property and the restoration of Trade Fixtures and Lessee-Owned Alterations and Utility Installations. Upon request from Lessor, Lessee shall provide Lessor with written evidence that such insurance is in force.

    8.5  Insurance Policies.  Insurance required hereunder shall be in companies duly licensed to transact business in the state where the Premises are located, and maintaining during the policy term a "General Policyholders Rating" of at least B+, V, or such other rating as may be required by a Lender, as set forth in the most current issue of "Best's Insurance Guide." Lessee shall not do or permit to be done anything which shall invalidate the insurance policies referred to in this Paragraph 8. Lessee shall cause to be delivered to Lessor, within seven (7) days after the earlier of the Early Possession Date or the Commencement Date, certified copies of, or certificates evidencing the existence and amounts of, the insurance required under Paragraph 8.2(a) and 8.4. No such policy shall be cancelable or subject to modification except after thirty (30) days' prior written notice to Lessor. Lessee shall, at least thirty (30) days prior to the expiration of such policies, furnish Lessor with evidence of renewals or "insurance binders" evidencing renewal thereof, or Lessor may order such insurance and charge the cost thereof to Lessee, which amount shall be payable by Lessee to Lessor upon demand.

    8.6  Waiver of Subrogation.  Without affecting any other rights or remedies, Lessee and Lessor each hereby release and relieve the other, and waive their entire right to recover damages (whether in contract or in tort) against the other, for loss or damage to their property arising out of or incident to the perils required to be insured against under Paragraph 8. The effect of such releases and waivers of the right to recover damages shall not be limited by the amount of insurance carried or required, or by any deductibles applicable thereto. Lessor and Lessee agree to have their respective insurance companies issuing property damage insurance waive any right to subrogation that such companies may have against Lessor or Lessee, as the case may be, so long as the insurance is not invalidated thereby.

    8.7  Indemnity.  Except for Lessor' negligence and/or breach of express warranties, Lessee shall indemnify, protect and hold harmless the Premises, Lessor and its agents, Lessor's master or ground lessor, partners and Lenders, from and against any and all claims, loss of rents and/or damages, costs, liens, judgment, penalties, loss of permits, attorneys' and consultants' fees, expenses and/or liabilities arising out of, involving, or in connection with, the occupancy of the Premises by Lessee, the conduct of Lessee's business, any act, omission or neglect of Lessee, its agents, contractors, employees or invitees, and out of any Default or Breach by Lessee in the performance in a timely manner of any obligation on Lessee's part to be performed under this Lease. The foregoing shall include, but not be limited to, the defense or pursuit of any claim or any action or proceeding involved therein, and whether or not (in the case of claims made against Lessor) litigated and/or reduced to judgment. In case any action or proceeding be brought against Lessor by reason of any of the foregoing matters, Lessee, upon notice from Lessor, shall defend the same at Lessee's expense by counsel reasonable satisfactory to Lessor and Lessor shall cooperate with Lessee in such defense. Lessor need not have first paid any such claim in order to be so indemnified.

    8.8  Exemption of Lessor from Liability.  Lessor shall not be liable for injury or damage to the person or goods, wares, merchandise or other property of Lessee, Lessee's employees, contractors, invitees, customers, or any other person in or about the Premises, whether such damage or injury is caused by or results from fire, steam, electricity, gas, water or rain, or from the breakage, leakage, obstruction or other defects of pipes, fire sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures, or from any other cause, whether said injury or damage results from conditions arising upon the Premises, from other sources or places, and regardless of whether the cause of such damage or injury or the means of repairing the same is accessible or not. Lessor shall not be liable for any damages arising from any act or neglect of any other lessee of Lessor nor from the failure by Lessor to enforce the provisions of any other lease in the Industrial Center. Notwithstanding Lessor's negligence or breach of this Lease, Lessor shall under no circumstances be liable for injury to Lessee's business or for any loss of income or profit therefrom.

9.  DAMAGE OR DESTRUCTION

    9.1  Definitions.

      (a) "Premises Partial Damage" shall mean damage or destruction to the Premises, other than Lessee-Owned Alterations and Utility Installations, the repair cost of which damage or destruction is less than fifty percent (50%) of the then Replacement Cost (as defined in Paragraph 9.1(d) of the Premises (excluding Lessee-Owned Alterations and Utility Installations and Trade Fixtures) immediately prior to such damage or destruction.

      (b) "Premises Total Destruction" shall mean damage or destruction to the Premises, other than Lessee-Owned Alterations and Utility Installations, the repair cost of which damage or destruction is fifty percent (50%) or more of the then Replacement Cost of the Premises (excluding Lessee-Owned Alterations and Utility Installations and Trade Fixtures) immediately prior to such damage or destruction.

      (c) "Insured Loss" shall mean damage or destruction to the Premises, other than Lessee-Owned Alterations and Utility Installations and Trade Fixtures, which was caused by an event required to be covered by the insurance described in Paragraph 8.3(a) irrespective of any deductible amounts or coverage limits involved.

      (d) "Replacement Cost" shall mean the cost to repair or rebuild the improvements owned by Lessor at the time of the occurrence to their condition existing immediately prior thereto, including demolition, debris removal and upgrading required by the operation of applicable building codes, ordinances or laws, and without deduction for depreciation.

    9.2  Premises Partial Damage—Insure Loss.  If Premises Partial Damage that is an Insured Less occurs, then Lessor shall, at Lessor's expense, repair such damage (but not Lessee's Trade Fixtures or Lessee-Owned Alterations and Utility Installations) as soon as reasonable possible and this Lease shall continue in full force and effect. In the event, however, that there is a shortage of insurance proceeds and such shortage is due to the fact that, by reason of the unique nature of the improvement in the Premises, full replacement cost insurance coverage was not commercially reasonable and available, Lessor shall have no obligation to pay for the shortage in insurance proceeds or to fully restore the unique aspects of the Premises unless Lessee provides Lessor with the funds to cover same, or adequate assurance thereof, within ten (10) days following receipt of written notice of such shortage and request therefore. If Lessor receives said funds or adequate assurance thereof within said ten (10) day period, Lessor shall complete them as soon as reasonable possible and this Lease shall remain in full force and effect. If Lessor does not receive such funds or assurances within said period, Lessor may nevertheless elect by written notice to Lessee within ten (10) days thereafter to make such restoration and repair as is commercially reasonable with Lessor paying any shortage in proceeds, in which case this Lease shall remain in full force and effect. If Lessor does not receive such funds or assurance with such ten (10) day period, and if Lessor does not so elect to restore and repair, then this Lease shall terminate sixty (60) days following the occurrence of the damage or destruction. Unless otherwise agreed, Lessee shall in no event have any right to reimbursement from Lessor for any funds contributed by Lessee to repair any such damage or destruction. Premises Partial Damage due to flood or earthquake shall be subject to Paragraph 9.3 rather than Paragraph 9.2, notwithstanding that there may be some insurance coverage, but the net proceeds of any such insurance shall be made available for the repairs if made by either Party.

    9.3  Partial Damage—Uninsured Loss.  If Premises Partial Damage that is not an Insured Loss occurs, unless caused by a negligent or willful act of Lessee (in which event Lessee shall make the repairs at Lessee's expense and this Lease shall continue in full force and effect), Lessor may, at Lessor's option, either (i) repair such damage as soon as reasonably possible at Lessor's expense, in which event this Lease shall continue in full force and effect, or (ii) give written notice to Lessee within thirty (30) days after receipt by Lessor of knowledge of the occurrence of such damage of Lessor's desire to terminate this Lease as of the date sixty (60) days following the date of such notice. In the event Lessor elects to give such notice of Lessor's intention to terminate this Lease, Lessee shall have the right within ten (10) days after the receipt of such notice to give written notice to Lessor of Lessee's commitment to pay for the repair of such damage totally at Lessee's expense and without reimbursement from Lessor. Lessee shall provide Lessor with the required funds of satisfactory assurances thereof within thirty (30) days following such commitment from Lessee. In such event this Lease shall continue in full force and effect, and Lessor shall proceed to make such repairs as soon as reasonably possible after the required funds are available. If Lessee does not give such notice and provide the funds or assurance thereof within the times specified above, this Lease shall terminate as of the date specified in Lessor's notice of termination.

    9.4  Total Destruction.  Notwithstanding any other provision hereof, if Premises Total Destruction occurs (including any destruction required by any authorized public authority), this Lease shall terminate sixty (60) days following the date of such Premises Total Destruction, whether or not the damage or destruction is an Insured Loss or was caused by a negligent or willful act of Lessee. In the event, however, that the damage or destruction was caused by Lessee, Lessor shall have the right to recover Lessor's damages from Lessee except as released and waived in Paragraph 9.7.

    9.5  Damage Near End of Term.  If at any time during the last six (6) months of the term of this Lease there is damage for which the cost to repair exceeds one month's Base Rent, whether or not an Insured Loss, Lessor may, at Lessor's option, terminate this Lease effective sixty (60) days following the date of occurrence of such damage by giving written notice to Lessee of Lessor's election to do so within thirty (30) days after the date of occurrence of such damage. Provided, however, if Lessee at that time has an exercisable option to extend this Lease or to purchase the Premises, then Lessee may preserve this Lease by (a) exercising such option, and (b) providing Lessor with any shortage in insurance proceeds (or adequate assurance thereof) needed to make the repairs on or before the earlier of (i) the date which is ten (10) days after Lessee's receipt of Lessor's written notice purporting to terminate this Lease, or (ii) the day prior to the date upon which such option expires. If Lessee duly exercises such option during such period and provides Lessor with funds (or adequate assurance thereof) to cover any shortage in insurance proceeds, Lessor shall, at Lessor's expense, repair such damage as soon as reasonably possible and this Lease shall continue in full force and effect. If Lessee fails to exercise such option and provide such funds or assurance during such period, then this Lease shall terminate as of the date set forth in the first sentence of this Paragraph 9.5.

    9.6  Abatement of Rent; Lessee's Remedies.

      (a) In the event of (i) Premises Partial Damage or (ii) Hazardous Substance Condition for which Lessee is not legally responsible, the Base Rent, Common Area Operating Expenses and other charges, if any, payable by Lessee hereunder for the period during which such damage or condition, its repair, remediation or restoration continues, shall be abated in proportion to the degree to which Lessee's use of the Premises is impaired, but not in excess of proceeds from insurance required to be carried under Paragraph 8.3(b). Except for abatement of Base Rent, Common Area Operating Expenses and other charges, if any, as aforesaid, all other obligations of Lessee hereunder shall be performed by Lessee, and Lessee shall have no claim against Lessor for any damage suffered by reason of any such damage, destruction, repair, remediation or restoration.

      (b) If Lessor shall be obligated to repair or restore the Premises under the provisions of this Paragraph 9 and shall not commence, in a substantial and meaningful way, the repair or restoration of the Premises within ninety (90) days after such obligation shall accrue, Lessee may, at any time prior to the commencement of such repair or restoration, give written notice to Lessor and to any Lenders of which Lessee has actual notice of Lessee's election to terminate this Lease on a date not less than sixty (60) days following the giving of such notice. If Lessee gives such notice to Lessor and such Lenders and such repair or restoration is not commenced within thirty (30) days after receipt of such notice, this Lease shall terminate as of the date specified in said notice. If Lessor or a Lender commences the repair or restoration of the Premises with thirty (30) days after the receipt of such notice, this Lease shall continue in full force and effect. "Commence" as used in this Paragraph 9.6 shall mean either the unconditional authorization of the preparation of the required plans, or the beginning of the actual work on the Premises, whichever occurs first.

    9.7  Deleted

    9.8  Termination—Advance Payments.  Upon termination of this Lease pursuant to this Paragraph 9, Lessor shall return to Lessee any advance payment made by Lessee to Lessor and so much of Lessee's Security Deposit as has not been, or is not then required to be, used by Lessor under the terms of this Lease.

    9.9  Waiver of Statutes.  Lessor and Lessee agree that the terms of this Lease shall govern the effect of any damage to or destruction of the Premises with respect to the termination of this Lease and hereby waive the provisions of any present or future statute to the extent it is inconsistent herewith.

10.  REAL PROPERTY TAXES

    10.1  Payment of Taxes.  Lessor shall pay the Real Property Taxes, as defined in Paragraph 10.2, applicable to the Industrial Center, and except as otherwise provided in Paragraph 10.3, any such amounts shall be included in the calculation of Common Area Operating Expenses in accordance with the provisions of Paragraph 4.2.

    10.2  Real Property Tax Definition.  As used herein, the term "Real Property Taxes" shall include any form of real estate tax or assessment, general, special, ordinary or extraordinary, and any license fee, commercial rental tax, improvement bond or bonds, levy or tax (other than inheritance, personal income or estate taxes) imposed upon the Industrial Center by any authority having the direct or indirect power to tax, including any city, state or federal government, or any school, agricultural, sanitary, fire, street, drainage, or other improvement district thereof, levied against any legal or equitable interest of Lessor in the Industrial Center or any portion thereof, Lessor's right to rent or other income therefrom, and/or Lessor's business of leasing the Premises. The term "Real Property Taxes" shall also include any tax, fee, levy, assessment or charge, or any increase therein, imposed by reason of event occurring, or changes in Applicable Law taking effect, during the term of this Lease, including, but not limited to, a change in the ownership of the Industrial Center or in the improvements thereon, the execution of this Lease, or any modification, amendment or transfer thereof, and whether or not contemplated by the Parties. In calculating Real Property Taxes for any calendar year, the Real Property Taxes for any real estate tax year shall be included in the calculation of Real Property Taxes for such calendar year based upon the number of days which such calendar year and tax year have in common.

    10.3  Additional Improvements.  Common Area Operating Expenses shall not include Real Property Taxes specified in the tax assessor's records an work sheets as being caused by additional improvements place upon the Industrial Center by other lessees or by Lessor for the exclusive enjoyment of such other lessees. Notwithstanding Paragraph 10.1 hereof, Lessee shall, however, pay to Lessor at the time Common Area Operating Expenses are payable under Paragraph 4.2, the entirety of any increase in Real Property Taxes if assessed solely by reason of Alteration, Trade Fixtures or Utility Installations place upon the Premises by Lessee or at Lessee's request.

    10.4  Joint Assessment.  If the Premises are not separately assessed, Real Property Taxes allocated to the Premises shall be an equitable proportion of the Real Property Taxes for all of the land and improvements included within the tax parcel assessed, such proportion to be determined by Lessor from the respective valuations assigned in the assessor's work sheets or such other information as may be reasonably available. Lessor's reasonable determination thereof, in good faith, shall be conclusive.

    10.5  Lessee's Property Taxes.  Lessee shall pay prior to delinquency all taxes assessed against and levied upon Lessee-Owned Alterations and Utility Installations, Trade Fixtures, furnishings, equipment and all personal property of Lessee contained in the Premises or stored within the Industrial Center. When possible, Lessee shall cause its Lessee-Owned Alterations and Utility Installations, Trade Fixtures, furnishing, equipment and all other personal property to be assessed and billed separately from the real property of Lessor. If any of Lessee's said property shall be assessed with Lessor's real property, Lessee shall pay Lessor the taxes attributable to Lessee's property within ten (10) days after receipt of a written statement setting forth the taxes applicable to Lessee's property.

11.  UTILITIES.  Lessee shall pay directly for all utilities and services supplied to the Premises, including, but not limited to, electricity, telephone, security, gas and cleaning of the Premises, together with any taxes thereon. If any such utilities or services are not separately metered to the Premises or separately billed to the Premises, Lessee shall pay to Lessor a reasonable proportion to be determined by Lessor of all such charges jointly metered or billed with other premises in the Industrial Center, in the manner and within the time periods set forth in Paragraph 4.2(d).

12.  ASSIGNMENT AND SUBLETTING

    12.1  Lessor's Consent Required.

      (a) Lessee shall not voluntarily or by operation of law assign, transfer, mortgage or otherwise transfer or encumber (collectively "assign") or sublet all or any part of Lessee's interest in this Lease or in the Premises without Lessor's prior written consent given under and subject to the terms of Paragraph 36.

      (b) A change in the control of Lessee shall constitute an assignment requiring Lessor's consent. The transfer, on a cumulative basis, of twenty-five percent (25%) or more of the voting control of Lessee shall constitute a change in control for this purpose.

      (c) The involvement of Lessee or its assets in any transaction or series of transactions (by way of merger, sale, acquisition, financing, refinancing, transfer, leveraged buy-out or otherwise), whether or not a formal assignment or hypothecation of this Lease or Lessee's assets occurs, which results or will result in a reduction of the Net Worth of Lessee, as hereinafter defined, by an amount equal to or greater than twenty-five percent (25%) of such Net Worth of Lessee as it was represented to Lessor at the time of full execution and delivery of this Lease or at the time of the most recent assignment to which Lessor has consented, or as it exists immediately prior to said transaction or transactions constituting such reduction, at whichever the time said Net Worth of Lessee was or is greater, shall be considered an assignment of this Lease by Lessee to which Lessor may reasonably withhold its consent. "Net Worth of Lessee" for purposes of this Lease shall be the net worth of Lessee (excluding any Guarantors) established under generally accepted accounting principles consistently applied.

      (d) An assignment or subletting of Lessee's interest in this Lease without Lessor's specific prior written consent shall, at Lessor's option, be a Default curable after notice per Paragraph 13.1, or a non-curable Breach without the necessity of any notice and grace period. If Lessor elects to treat such unconsented to assignment or subletting as a non-curable Breach, Lessor shall have the right to either: (i) terminate this Lease, or (ii) upon thirty (30) days written notice (Lessor's Notice"), increase the monthly Base Rent for the Premises to the greater of the then fair market rental value of the Premises, as reasonable determined by Lessor, or one hundred ten percent (110%) of the Base Rent then in effect. Pending determination of the new fair market rental value, if disputed by Lessee, Lessee shall pay the amount set forth in Lessor's Notice, with any overpayment credited against the next installment(s) of Base Rent coming due, and any underpayment for the period retroactively to the effective date of the adjustment being due and payable immediately upon the determination thereof. Further, in the event of such Breach and rental adjustment, (i) the purchase price of any option to purchase the Premises held by Lessee shall be subject to similar adjustment to the then fair market value as reasonably determined by Lessor (without the Lease being considered an encumbrance or any deduction for depreciation or obsolescence, and considering the Premises at its highest and best use and in good condition) or one hundred ten percent (110%) of the price previously in effect, (ii) any index-oriented rental or price adjustment formulas contained in this Lease shall be adjusted to require that the base index be determined with reference to the index applicable to the time of such adjustment, and (iii) any fixed rental adjustments scheduled during the remainder of the Lease terms shall be increased in the same ratio as the new rental bears to the Base Rent in effect immediately prior the adjustment specified in Lessor's Notice.

      (e) Lessee's remedy for any breach of this Paragraph 12.1 by Lessor shall be limited to compensatory damages and/or injunctive relief.

    12.2  Terms and Conditions Applicable to Assignment and Subletting.

      (a) Regardless of Lessor's consent, any assignment or subletting shall not (i) be effective without the express written assumption by such assignee or sublessee of the obligations of Lessee under this Lease, (ii) release Lessee of any obligations hereunder, nor (iii) alter the primary liability of Lessee for the payment of Base Rent and other sums due Lessor hereunder or for the performance of any other obligations to be performed by Lessee under this Lease.

      (b) Lessor may accept any rent or performance of Lessee's obligations from any person other than Lessee pending approval or disapproval of an assignment. Neither a delay in the approval or disapproval of such assignment nor the acceptance of any rent for performance shall constitute a waiver or estoppel of Lessor's right to exercise its remedies for the Default or Breach by Lessee of any of the terms, covenants or conditions of this Lease.

      (c) The consent of Lessor to any assignment or subletting shall not constitute a consent to any subsequent assignment or subletting by Lessee or to any subsequent or successive assignment or subletting by the assignee or sublessee. However, Lessor may consent to subsequent subletting and assignment of the sublease or any amendments or modifications thereto without notifying Lessee or anyone else liable under this Lease or the sublease and without obtaining their consent, and such action shall not relive such persons from liability under this Lease or the sublease.

      (d) In the event of any Default or Breach of Lessee's obligation under this Lease, Lessor may proceed directly against Lessee, and Guarantors or anyone else responsible for the performance of the Lessee's obligations under this Lease, including any sublessee, without first exhausting Lessor's remedies against any other person or entity responsible therefore to Lessor, or any security held by Lessor.

      (e) Each request for consent to an assignment or subletting shall be in writing, accompanied by information relevant to Lessor's determination as to the financial and operational responsibility and appropriateness of the proposed assignee or sublessee, including, but not limited to, the intended use and/or required modification of the Premises, if any. Lessee agrees to provide Lessor with such other or additional information and/or documentation as may be reasonable requested by Lessor.

      (f)  Any assignee of, or sublessee under, this Lease shall, by reason of accepting such assignment or entering into such sublease, be deemed, for the benefit of Lessor, to have assumed and agreed to conform and comply with each and every term, covenant, condition and obligation herein to be observed or performed by Lessee during the term of said assignment or sublease, other than such obligations as are contrary to or inconsistent with provisions of an assignment or sublease to which Lessor has specifically consented in writing.

    12.3  Additional Terms and Conditions Applicable to Subletting.  The following terms and conditions shall apply to any subletting by Lessee of all or any part of the Premises and shall be deemed included in all subleases under this Lease whether or not expressly incorporated therein:

      (a) Lessee hereby assigns and transfers to Lessor all of Lessee's interest in all rentals and income arising from any sublease of all or a portion of the Premises heretofore or hereafter made by Lessee, and Lessor may collect such rent and income and apply same toward Lessee's obligations under this Lease; provided, however, that until a Breach (as defined in Paragraph 13.1) shall occur in the performance of Lessee's obligations under this Lease, Lessee may, except as otherwise provided in this Lease, receive, collect and enjoy the rents accruing under such sublease. Lessor shall not, by reason of the foregoing provision or any other assignment of such sublease to Lessor, nor by reason of the collection of the rents from a sublessee, be deemed liable to the sublessee for any failure of Lessee to perform and comply with any of Lessee's obligations to such sublessee under such Sublease. Lessee hereby irrevocably authorizes and directs any such sublessee, upon receipt of a written notice from Lessor stating that a Breach exists in the performance of Lessee's obligations under this Lease, to pay to Lessor the rents and other charges due and to become due under the sublease. Sublessee shall rely upon any such statement and request from Lessor and shall pay such rents and other charges to Lessor without any obligation or right to inquire as to whether such Breach exists and notwithstanding any notice from or claim from Lessee to the contrary. Lessee shall have no right or claim against such sublessee, or, until the Breach has been cured, against Lessor, for any such rents and other charges so paid by said sublessee to Lessor.

      (b) In the event of a Breach by Lessee in the performance of its obligation under this Lease, Lessor, at its option and without any obligation to do so, may require any sublessee to attorn to Lessor, in which event Lessor shall undertake the obligations of the sublessor under such sublease from the time of the exercise of said option to the expiration of such sublease; provided, however, Lessor shall not be liable for any prepaid rents or security deposit paid by such sublessee to such sublessor or for any other prior defaults or breaches of such sublessor under such sublease.

      (c) Any matter or thing requiring the consent of the sublessor under a sublease shall also require the consent of Lessor herein.

      (d) No sublessee under a sublease approved by Lessor shall further assign or sublet all or any part of the Premises without Lessor's prior written consent.

      (e) Lessor shall deliver a copy of any notice of Default or Breach by Lessee to the sublessee, who shall have the right to cure the Default of Lessee within the grace period, if any, specified in such notice. The sublessee shall have a right of reimbursement and offset from and against Lessee for any such Defaults cured by the sublessee.

13.  DEFAULT; BREACH; REMEDIES.

    13.1  Default; Breach.  Lessor and Lessee agree that if an attorney is consulted by Lessor in connection with a Lessee Default or Breach (as hereinafter defined), $350.00 is a reasonable minimum sum per such occurrence for legal services and costs in the preparation and service of a notice of Default, and that Lessor may include the cost of such services and costs in said notice as rent due and payable to cure said default. A "Default" by Lessee is defined as a failure by Lessee to observe, comply with or perform any of the terms, covenants, conditions or rules applicable to Lessee under this Lease. A "Breach" by Lessee is defined as the occurrence of any one or more of the following Defaults, and, where a grace period for cure after notice is specified herein, the failure by Lessee to cure such Default prior to the expiration of the applicable grace period, and shall entitle Lessor to pursue the remedies set forth in Paragraphs 13.2 and/or 13.3:

      (a) The vacating of the Premises without the intention to reoccupy same, or the abandonment of the Premises.

      (b) Except as expressly otherwise provided in this Lease, the failure by Lessee to make any payment of Base Rent, Lessee's Share of Common Area Operating Expenses, or any other monetary payment required to be made by Lessee hereunder as and when due, the failure by Lessee to provide Lessor with reasonable evidence of insurance or surety bond required under this Lease, or the failure of Lessee to fulfill any obligation under this Lease which endangers or threatens life or property, where such failure continues for a period of five (5) business days following written notice thereof by or on behalf of Lessor to Lessee.

      (c) Except as expressly otherwise provided in this Lease, the failure by Lessee to provide Lessor with reasonable written evidence (in duly executed original form, if applicable) of (I) compliance with Applicable Requirements per Paragraph 6.3, (ii) the inspection, maintenance and service contract required under Paragraph 7.1(b), (iii) the rescission of an unauthorized assignment or subletting per Paragraph 12.1, (iv) a Tenancy Statement per Paragraphs 16 or 37, (v) the subordination or non-subordination of this Lease per Paragraph 30, (vi) the guaranty of the performance of Lessee's obligations under this Lease if required under Paragraphs 1, 11 and 37, (vii) the execution of any document requested under Paragraph 42 (easements), or (viii) any other documentation or information which Lessor may reasonably require of Lessee under the terms of this Lease, where any such failure continues for a period of ten (10) business days following written notice by or on behalf of Lessor to Lessee.

      (d) A default by Lessee as to the terms, covenants, conditions or provisions of this Lease, or of the rules adopted under Paragraph 40 hereof that are to be observed, complied with or performed by Lessee, other than those described in Subparagraphs 13.1(a), (b) or (c), above, where such Default continues for a period of thirty (30) days after written notice thereof by or on behalf of Lessor to Lessee; provided, however, that if the nature of Lessee's Default is such that more than thirty (30) days after written notice thereof by or on behalf of Lessor to Lessee' provided, however, that if the nature of Lessee Default is such that more than thirty (30) days are reasonably required for its cure, then it shall not be deemed to be a Breach of this Lease by Lessee if Lessee commences such cure within said thirty (30) day period and thereafter diligently prosecutes such cure to completion.

      (e) The occurrence of any of the following events: (i) the making by Lessee of any general arrangement or assignment for the benefit of creditors; (ii) Lessee's becoming a "debtor" as defined in 11 U.S. Code Section 101 or any successor statute thereto (unless, in the case of a petition filed against Lessee, the same is dismissed within sixty (60) days; (iii) the appointment of a trustee or receiver to take possession of substantially all of Lessee's assets located at the Premises or of Lessee's interest in this Lease, where possession is not restored to Lessee within thirty (30) days' or (iv) the attachment, execution or other judicial seizure of substantially all of Lessee's assets located at the Premises or of Lessee's interest in this Lease, where such seizure is not discharged within thirty (30) days' provided, however, in the event that any provision of this Subparagraph 13.1(e) is contrary to any applicable law, such provision shall be of no force or effect, and shall not affect the validity of the remaining provisions.

      (f)  The discovery of Lessor that any financial statement of Lessee or of any Guarantor, given to Lessor by Lessee or any Guarantor, was materially false.

      (g) If the performance of Lessee's obligations under this Lease is guaranteed: (i) the death of a Guarantor, (ii) the termination of a Guarantor's liability with respect to this Lease other than in accordance with the terms of such guaranty, (iii) a Guarantor's becoming insolvent or the subject of a bankruptcy filing, (iv) a Guarantor's refusal to honor the guaranty, or (v) a Guarantor's breach of its guaranty obligation on an anticipatory breach basis, and Lessee's failure within sixty (60) days following written notice by or on behalf of Lessor to Lessee of any such event, to provide Lessor with written alternative assurances of security, which, when coupled with the then existing resources of Lessee, equals or exceeds the combined financial resources of Lessee and the Guarantors that existed at the time of execution of this Lease.

    13.2  Remedies.  If Lessee fails to perform any affirmative duty or obligation of Lessee under this Lease, within ten (10) business days after written notice to Lessee (or in case of an emergency, without notice), Lessor may at its option (but without obligation to do so), perform such duty or obligation on

Lessee's behalf, including, but not limited to, the obtaining of reasonably required bonds, insurance policies, or governmental licenses, permits or approvals. The costs and expenses of any such performance by Lessor shall be due and payable by Lessee to Lessor upon invoice therefore. If any check given to Lessor by Lessee shall not be honored by the bank upon which it is drawn twice within a 12 month period, Lessor, at its own option, may require all future payments to be made under this Lease by Lessee to be made only by cashier's check. In the event of a Breach of this Lease by Lessee (as defined in Paragraph 13.1), with or without further notice or demand, and without limiting Lessor in the exercise of any right or remedy which Lessor may have by reason of such Breach, Lessor may:

      (a) Terminate Lessee's right to possession of the Premises by any lawful means, in which case this Lease and the term hereof shall terminate and Lessee shall immediately surrender possession of the Premises to Lessor. In such event Lessor shall be entitled to recover from Lessee: (i) the worth at the time of the award of the unpaid rent which had been earned at the time of termination; (ii) the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that the Lessee proves could have been reasonably avoided; (iii) the worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that the Lessee proves could be reasonably avoided' and (iv) any other amount necessary to compensate Lessor for all the detriment proximately caused by the Lessee's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, including, but not limited to, the cost of recovering possession of the Premises, expense of reletting, including necessary renovation and alteration of the Premises, reasonable attorney's fees, and that portion of any leasing commission paid by Lessor in connection with this Lease applicable to the unexpired term of this Lease. The worth at the time of award of the amount referred to in provision (iii) of the immediately preceding sentence shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco or the Federal Reserve Bank District in which the Premises are located at the time of award plus one percent (1%). Efforts by Lessor to mitigate damages caused by Lessee's Default or Breach of this Lease shall not waive Lessor's right to recover damages under this Paragraph 13.2. If termination of this Lease is obtained through the provisional remedy of unlawful detainer, Lessor shall have the right to recover in such proceeding the unpaid rent and damages as are recoverable therein, or Lessor may reserve the right to recover all or any part thereof in a separate suit for such rent and/or damages. If a notice and grace period required under Subparagraphs 13.1(b), (c) or (d) was not previously given, a notice to pay rent or quit, or to perform or quit, as the case may be, given to Lessee under any statute authorizing the forfeiture of leases for unlawful detainer shall also constitute the applicable notice for grace period purposes required by Subparagraph 13.1(b), (c) or (d). In such case, the applicable grace period under the unlawful detainer stature shall run concurrently after the one such statutory notice, and the failure of Lessee to cure the Default within the greater of the two (2) such grace periods shall constitute both an unlawful retainer and a Breach of this Lease entitling Lessor to the remedies provided for in this Lease and/or by said statute.

      (b) Continue the Lease and Lessee's right to possession in effect (in California under California Civil Code Section 1951.4) after Lessee's Breach and recover the rent as it becomes due, provided Lessee has the right to sublet or assign, subject only to reasonable limitations. Lessor and Lessee agree that the limitations on assignment and subletting in this Lease are reasonable. Acts of maintenance or preservation, efforts to relet the Premises, or the appointment of a receiver to protect the Lessor's interest under this Lease, shall not constitute a termination of the Lessee's right to possession.

      (c) Pursue any other remedy now or hereafter available to Lessor under the laws or judicial decisions of the state wherein the Premises are located.

      (d) The expiration or termination of this Lease and /or the termination of Lessee's right to possession shall not relieve Lessee form liability under any indemnity provisions of this Lease as to matters occurring or accruing during the term hereof or by reason of Lessee's occupancy of the Premises.

    13.3  Inducement Recapture in Event of Breach.  Any agreement by Lessor for free or abated rent or other charges applicable to the Premises, or for the giving or paying by Lessor to or for Lessee of any cash or other bonus, inducement or consideration for Lessee's entering into this Lease, all of which concessions are hereinafter referred to as "Inducement Provisions" shall be deemed conditioned upon Lessee's full and faithful performance of all of the terms, covenants and conditions of this Lease to be performed or observed by Lessee during the term hereof as the same may be extended. Upon the occurrence of a Breach (as defined in Paragraph 13.1) of this Lease by Lessee, any such Inducement Provision shall automatically be deemed deleted from this Lease and no further force or effect, and any rent, other charge, bonus, inducement or considerations therefore abated, given or paid by Lessor under such an Inducement Provision shall be immediately due and payable by Lessee to Lessor, and recoverable by Lessor, as additional rent due under this Lease, notwithstanding any subsequent cure of said Breach by Lessee. The acceptance by Lessor of rent or the cure of the Breach which initiated the operation of this Paragraph 13.3 shall not be deemed a waiver by Lessor of the provisions of this Paragraph 13.3 unless specifically so stated in writing by Lessor at the time of such acceptance.

    13.4  Late Charges.  Lessee hereby acknowledges that late payment by Lessee to Lessor of rent and other sums due hereunder will cause Lessor to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed upon Lessor by the terms of any ground lease, mortgage or deed of trust covering the Premises. Accordingly, if any installment of rent or other sum due from Lessee shall not be received by Lessor or Lessor's designee within ten (10 days) after such amount shall be due, then, without any requirement for notice to Lessee, Lessee shall pay to Lessor a late charge equal to six percent (6%) of such overdue amount. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Lessor will incur by reason of late payment by Lessee. Acceptance of such late charge by Lessor shall in no event constitute a waiver of Lessee's Default or Breach with respect to such overdue amount, nor prevent Lessor from exercising any of the other rights and remedies granted hereunder. In the event that a late charge is payable hereunder, whether or not collected, for three (3) consecutive installments of Base Rent, then notwithstanding Paragraph 4.1 or any other provision of this Lease to the contrary, Base Rent shall, at Lessor's option, become due and payable quarterly in advance.

    13.5  Breach by Lessor.  Lessor shall not be deemed in breach of this Lease unless Lessor fails within a reasonable time to perform an obligation required to be performed by Lessor. For purposes of this Paragraph 13.5, a reasonable time shall in no event be less than thirty (30) days after receipt by Lessor, and by an Lender(s) whose name and address shall have been furnished to Lessee in writing for such purposes, of written notice specifying wherein such obligation of Lessor has not been performed; provided, however, that if the nature of Lessor's obligation is such that more than thirty (30) days from such notice are reasonably required for its performance, then Lessor shall not be in breach of this Lease if performance is commenced within such thirty (30) day period and thereafter diligently pursued to completion.

14.  CONDEMNATION.  If the Premises or any portion thereof are taken under the power of eminent domain or sold or sold under the threat of the exercise of said power (all of which are herein called "condemnation"), this Lease shall terminate as to the part so taken as of the date the condemning authority takes title or possession, whichever first occurs. If more than ten percent (10%) of the floor area of the Premises, or more than twenty-five percent (25%) of the portion of the Common Areas designated for Lessee's parking, is taken by condemnation, Lessee may, at Lessee's option, to be exercised in writing within ten (10) days after Lessor shall have given Lessee written notice of such taking (or in the absence of such notice, within ten (10) days after the condemning authority shall have taken possession) terminate this Lease as of the date of the condemning authority takes such possession. If Lessee does not terminate this Lease in accordance with the foregoing, this Lease shall remain in full force and effect as to the portion of the Premises remaining, except that the Base Rent shall be reduced in the same proportion as the rentable floor area of the Premises taken bears to the total rentable floor area of the Premises. No reduction of Base Rent shall occur if the condemnation does not apply to any portion of the Premises. Any award for the taking of all or any part of the Premises under the power of eminent domain or any payment made under threat of the exercise of such power shall be the property of Lessor, whether such award shall be made as compensation for diminution of value of the leasehold or for the taking of the fee, or as severance damages; provided, however, that Lessee shall be entitled to any compensation, separately awarded to Lessee for Lessee's relocation expenses and/or loss of Lessee's trade Fixtures. In the event that this Lease is not terminated by reason of such condemnation, Lessor shall to the extent of its net severance damages received, over and above Lessee's share of the legal and other expenses incurred by Lessor in the condemnation matter, repair any damage to the Premises caused by such condemnation authority. Lessee shall be responsible for the payment of any amount in excess of such net severance damages required to complete such repair.

15.  BROKERS' FEES

    15.1  Deleted

    15.2  Deleted

    15.3  Deleted.

    15.4  Representations and Warranties.  Lessee and Lessor each represent and warrant to the other that it has had no dealings with any person, firm, broker or finder in connection with the negotiation of this Lease and/or the consummation of the transaction, contemplated hereby, and that no broker or other person, firm or entity is entitled to any commission or finder's fee in connection with said transaction. Lessee and Lessor do each hereby agree to indemnify, protect, defend and hold the other harmless from and against liability for compensation or charges which may be claimed by any such unnamed broker, finder or other similar party by reason of any dealings or actions of the Indemnifying Party including any costs, expenses, and/or attorneys' fees reasonably incurred with respect thereto.

16.  TENANCY AND FINANCIAL STATEMENTS.

    16.1  Tenancy Statement.  Each Party (as "Responding Party") shall within ten (10) days after written notice from the other Party (the "Requesting Party") execute, acknowledge and deliver to the Requesting Party a statement in writing in a form similar to the then most current "Tenancy Statement" form published by the American Industrial Real Estate Association, plus such additional information, confirmation and/or statements as may be reasonable requested by the Requesting Party.

    16.2  Financial Statement.  If Lessor desires to finance, refinance, or sell the Premises or the Industrial Center, or any part thereof, Lessee and all Guarantors shall deliver to any potential lender or purchaser designated by Lessor such financial statements of Lessee and such Guarantors as may be reasonably required by such lender or purchaser, including, but not limited to, Lessee's financial statements for the past three (3) years. All such financial statements shall be received by Lessor and such lender or purchaser in confidence and shall be used only for the purposes herein set forth.

17.  LESSOR'S LIABILITY.  The term "Lessor" as used herein shall mean the owner or owners at the time in question of the fee title to the Premises. In the event of a transfer of Lessor's title or interest in the Premises or in this Lease, Lessor shall deliver to the transferee or assignee (in cash or by credit) any unused Security Deposit held by Lessor at the time of such transfer or assignment. Except as provided in Paragraph 15.3, upon such transfer and assignment and delivery of the Security Deposit, as aforesaid, the prior Lessor shall be relieved of all liability with respect to the obligations and/or covenants under this Lease thereafter to be performed by the Lessor. Subject to the foregoing, the obligations and/or covenants in this Lease to be performed by the Lessor shall be binding only upon the Lessor as hereinabove defined.

18.  SEVERABILITY.  The invalidity of any provision of this Lease, as determined by a court of competent jurisdiction, shall in no way affect the validity of any other provision hereof.

19.  INTEREST ON PAST-DUE OBLIGATIONS.  Any monetary payment due Lessor hereunder, other than late charges, not received by Lessor within ten (10) days following the date on which it was due, shall bear interest from the date due at the prime rate charged by the largest state chartered bank in the state in which the Premises are located plus four percent (4%) per annum, but not exceeding the maximum rate allowed by law. In addition to the potential late charge provided for in Paragraph 13.4.

20.  TIME OF ESSENCE.  Time is of the essence with respect to the performance of all obligations to be performed or observed by the Parities under this Lease.

21.  RENT DEFINED.  All monetary obligation of Lessee to Lessor under the terms of this Lease are deemed to be rent.

22.  NO PRIOR OR OTHER AGREEMENTS;  This Lease contains all agreements between the Parties with respect to any matter mentioned herein, and no other prior or contemporaneous agreement or understanding shall be effective.

23.  NOTICES.

    23.1.  Notice Requirements.  All notices required or permitted by this Lease shall be in writing and may be delivered in person (by hand or by messenger or courier service) or may be sent by regular, certified or registered mail or U.S. Postal Service Express Mail, with postage prepaid, or by facsimile transmission during normal business hours, and shall be deemed sufficiently given if served in a manner specified in this Paragraph 23. The addresses noted adjacent to a party's signature on this Lease shall be that Party's address for delivery or mailing of notice purposes. Either Party may by written notice to the other specify a different address for notice purposes, except that upon Lessee's taking possession of the Premises, the Premises shall constitute Lessee's address for the purpose of mailing or delivering notices to Lessee. A copy of all notices required or permitted to be given to Lessor hereunder shall be concurrently transmitted to such party or parties at such addresses as Lessor may from time to time hereafter designate by written notice to Lessee.

    23.2.  Date of Notice.  Any notice sent by registered or certified mail, return receipt requested shall be deemed given on the date of delivery shown on the receipt card, or if no delivery date is show, the postmark thereon. If sent by regular mail, the notice shall be deemed given forty-eight (48) hours after the same is addressed as required herein and mailed with postage prepaid. Notices delivered by United States Express Mail or overnight courier that guarantees next day delivery shall be deemed given twenty-four (24) hours after delivery of the same to the United States Postal Service or courier. If any notice is transmitted by facsimile transmission or similar means, the same shall be deemed served or delivered upon telephone or facsimile confirmation or receipt of the transmission thereof, provided a copy is also delivered via delivery or mail. If notice is received on a Saturday or a Sunday or a legal holiday, it shall be deemed received on the next business day.

24.  WAIVERS.  No waiver by Lessor of the Default or Breach of any term, covenant or condition hereof by Lessees, shall be deemed a waiver of any other term, covenant or condition hereof, or any subsequent Default or Breach by Lessees of the same or any other term, covenant or condition hereof. Lessor's consent to, or approval of, any such act shall not be deemed to render unnecessary the obtaining of Lessor's consent to, or approval of, any subsequent or similar act by Lessee, or be construed as the basis of an estoppel to enforce the provision or provisions of this Lease requiring such consent. Regarding Lessor's knowledge of a Default or Breach at the time of accepting rent, the acceptance of rent by Lessor shall not be a waiver of any Default or Breach by Lessee of any provision hereof. Any payment given Lessor by Lessee may be accepted by Lessor on account of monies or damages due Lessor, notwithstanding any qualifying statements or conditions made by Lessee in connection therewith, which such statements and/or conditions shall be of not force or effect whatsoever unless specifically agreed to in writing by Lessor at or before the time of deposit of such payment.

25.  RECORDING.  Either Lessor or Lessees shall, upon request of the other, execute, acknowledge and deliver to other a short form memorandum of this Lease for recording purposes. The Party requesting recordation shall be responsible for payment of any fees or taxes applicable thereto.

26.  NO RIGHT TO HOLDOVER.  Lessees has no right to retain possession of the Premises or any part thereof beyond the expiration or earlier termination of this termination of this Lease. In the event that Lessee holds over in violation of this Paragraph 26 than the Base Rent payable from and after the time of the expiration or earlier termination of this Lease shall be the Base Rent applicable during the month immediately preceding such expiration or earlier termination. Nothing contained herein shall be construed as consent by Lessor to any holding over by Lessee.

27.  CUMULATIVE REMEDIES.  No remedy or election hereunder shall be deemed exclusive but shall, wherever possible, be cumulative with all other remedies at law or in equity.

28.  COVENANTS AND CONDITIONS. All provisions of the Lease to be observed or performed by Lessees are both covenants and conditions.

29.  BINDING EFFECT; CHOICE OF LAW. This Lease shall be binding upon the Parties, their personal representatives, successors and assigns and be governed by the laws of the state in which the Premises are located. Any litigation between the Parties hereto concerning this Lease shall be initiated in the county in which the Premises are located.

30.  SUBORDINATION; ATTORNMENT; NON-DISTURBANCE.

    30.1  Subordination.  This Lease and Option granted hereby shall be subject and subordinate to any ground lease, mortgage, deed of trust, or other hypothecation or security device (collectively, "Security Device") now or hereafter placed by Lessor upon the real property of which the Premises are a part, to any and all advances made on the security thereof, and to all renewals, modifications, consolidations, replacements and extensions thereof. Lessee agrees that the Lenders holding any such Security Device shall have no duty, liability or obligation to perform any of the obligations of Lessor under this Lease, but that in the event of Lessor's default with respect to any such obligation, Lessee will give any Lender whose name and address have been furnished Lessee in writing such purpose notice of Lessor's default pursuant to Paragraph 13.5. If any Lender shall elect to have this Lease and/or any Option granted hereby superior to the lien of its Security Device and shall given written notice thereof to Lessee, this Lease and such Options shall be deemed prior to such Security Device, notwithstanding the relative dates of the documentation or recordation thereof.

    30.2  Attornment.  Subject to the non-disturbance provisions of Paragraph 30.3, Lessee agrees to attorn to a Lender or any other party who acquires ownership of the Premises by reason of a foreclosure of a Security Device and that in the event of such foreclosure, such new owner shall not: (i) be liable for any act or omission of any prior lessor or with respect to events occurring prior to acquisition of ownership, (ii) be subject to any offsets or defenses which Lessee might have against any prior lessor, or (iii)be a bound by prepayment of more that one (1) month's rent.

    30.3  Non-Disturbance.  With respect to Security Devices entered into by Lessor after the execution of this Lease, Lessee's subordination of this Lease shall be subject to receiving assurance (a "non-disturbance agreement") from the Lender that Lessee's possession and this Lease, including any options to extend the term hereof, will not disturbed so long as Lessee is not in Breach hereof and attorn to the record owner of the Premises.

    30.4  Self-Executing.  The agreements contained in this Paragraph 30 shall be effective without the execution of any further documents; provided, however, that upon written request from Lessor or a Lender in connection with a sale, financing or refinancing of Premises, Lessee and Lessor shall execute such further writings as may be reasonably required to separately document any such subordination or non-subordination, attornment and /or non-disturbance agreement as is provided for herein.

31.  ATTORNEYS' FEES.  If any party brings an action or proceeding to enforce the terms hereof or declare rights hereunder, the Prevailing Party (as hereafter defined) in any such proceeding, action, or appeal thereon, shall be entitled to reasonable attorneys; fees. Such fees may be awarded in the same suit or recovered in a separate suit, whether or not such action or proceeding is pursued to decision or judgment. The term "Prevailing Party" shall include, without limitation, a party who substantially obtains or defeats the relief sought, as the case may be, whether by compromise, settlement, judgment, or the abandonment by the other Party of its claim or defense. The attorneys' fee award shall not be computed in accordance with any court fee schedule, but shall be such as to fully reimburse all attorneys' fee reasonably incurred. Lessor shall be entitled to attorneys' fees, costs and expenses incurred in preparation and service of notices of Default and consultations in connection therewith, whether or not a legal action is subsequently commenced in connection with such Default or resulting Breach.

32.  LESSOR'S ACCESS: SHOWING PREMISES: REPAIRS.  Lessor and Lessor's agents shall have the right to enter the Premises at any time, in the case of an emergency, and otherwise at reasonable times for the purpose of showing the same to prospective purchasers, lenders, or lessees, and making such alterations, repairs, improvements or additions to the Premises as Lessor may reasonably deem necessary. Lessor may at any time place on or about the Premises any ordinary "For Sale" signs and Lessor may at any time during the last one hundred eighty (180) days of the term hereof place on or about the Premises any ordinary "For Lease" signs. All such activities of Lessor shall be without abatement of Rent or liability to Lessee.

33.  AUCTIONS.  Lessee shall not conduct, nor permit to be conducted either voluntarily or involuntarily, any auction upon the Premises with first having obtained Lessor's prior written consent. Notwithstanding anything to the contrary in this Lease. Lessor shall not be obligated to exercise any standard of reasonableness in determining whether to grant such consent.

34.  SIGNS.  Lessee shall not place any sign upon the exterior of the Premises, except that Lessee may, with Lessor's prior written consent, install (but not on the roof) such signs as are reasonably required to advertise Lessee's own business so long as such signs are in a location designated by Lessor and comply with Applicable Requirements and the signage criteria established for the Industrial Center by Lessor. The installation of any sign on the Premises by or for Lessee shall be subject to the provisions of Paragraph 7 (Maintenance, Repairs, Utility Installations, Trade Fixtures and Alterations). Unless otherwise expressly agreed herein, Lessor reserves all rights to the use of the roof of the Premises building, and the right to install advertising signs on the Premises including the roof, which do not unreasonably interfere with the conduct of Lessee's business: Lessor shall be entitled to all revenues from such advertising signs.

35.  TERMINATION: MERGER.  Unless specifically stated otherwise in writing by Lessor, the voluntary or other surrender of this Lease by Lessee, the mutual termination or cancellation hereof, or termination hereof by Lessor for Breach by Lessee, shall automatically terminate any sublease or lesser estate in the Premises: provided, however, Lessor shall, in the event of any such surrender, termination or cancellation, have the option to continue any one or all of any existing subtenancies. Lessor's failure with ten (10) days following any such event to make a written election to the contrary by written notice to the holder of any such Lessor interest, shall constitute Lessor's election to have such event constitute the termination of such interest.

36.  CONSENTS.

      (a) Except for Paragraph 33 hereof (Auctions) or as otherwise provided herein, wherever in this Lease the consent of a Party is required to an act by or for the other Party, such consent shall not be unreasonably withheld or delayed. Lessor's actual reasonable costs and expenses (including, but not limited to, architects', attorneys', engineers' and other consultants' (fees) incurred in the consideration of, or response to, a request by Lessee for any Lessor consent pertaining to this Lease or the Premises, including, but not limited to consents to an assignment, a subletting or the presence or use of a Hazardous Substance, shall be paid by Lessee to Lessor upon receipt of an invoice and supporting documentation therefore. In addition to the deposit described in Paragraph 12.2(e), Lessor may, as a condition to considering any such request by Lessee, require that Lessee deposit with Lessor an amount of money (in addition the Security Deposit held under Paragraph 5) reasonably calculated by Lessor to represent the cost Lessor will incur in considering and responding to Lessee's request. Any unused portion of said deposit shall be refunded to Lessee without interest. Lessor's consent to any act, assignment of this Lease or subletting of the Premises by Lease shall not constitute an acknowledgement that no Default or Breach by Lessee of this Lease exists, nor shall such consent be deemed a waiver of any then existing Default or Breach, except as may be otherwise specifically stated in writing by Lessor at the time of such consent.

      (b) All conditions to Lessor's consent authorized by this Lease are acknowledged by Lessee as being reasonable. The failure to specify herein any particular condition to Lessor's consent shall not preclude the impositions by Lessor at the time of consent of such further or other conditions as are then reasonable with reference to the particular matter for which consent is being given.

37.  DELETED

38.  QUIET POSSESSION.  Upon payment by Lessee of the Rent for the Premises and the performance of all of the covenants, conditions and provisions on Lessee's part to be observed and performed under this Lease, Lessee shall have quiet possession of the Premises for the entire term hereof subject to all of the provisions of this Lease.

39.  OPTIONS.

    39.1  Definition.  As used in this Lease, the work "Option" has the following meaning: (a) the right to extend the term of this Lease or to renew this Lease. See Addendum.

    39.2  Options Personal to Original Lessee.  Each Option granted to Lessee in this Lease is personal to the original Lessee named in Paragraph 1.1 hereof, and cannot be voluntarily or involuntarily assigned or exercised by any person or entity other than said original Lessee while the original Lessee is in full and actual possession of the Premises and without the intention of thereafter assigning or subletting. The Options, if any, herein granted to Lessee are not assignable, either as a part of an assignment of this Lease or separately or apart therefrom, and no Option may be separated from this Lease in any manner, by reservation or otherwise. See Addendum.

    39.3  Multiple Options.  In the event that Lessee has any multiple Options to extend or renew this Lease, a later option cannot be exercised unless the prior Options to extend or renew this Lease have been validly exercised.

    39.4  Effect of Default on Options.

      (a) Lessee shall have no right to exercise an Option, notwithstanding any provision in the grant of Option to the contrary: (i) during the period commencing with the giving of any notice of Default under Paragraph 1.1 and continuing until the noticed Default is cured, or (ii) during the period of time any monetary obligation due Lessor from Lessee is unpaid (without regard to whether notice thereof is given Lessee), or (iii) during the time Lessee is in Breach of this Lease, or (iv) in the event that Lessor has given to Lessee three (3) or more notices of separate Default under Paragraph 13.1 during the twelve (12) month period immediately preceding the exercise of the Option, whether or not the Defaults are cured.

      (b) The period of time within which an Option may be exercised shall not be extended or enlarged by reason of Lessee's inability to exercise an Option because of the provisions of Paragraph 39.4(a).

      (c) All rights of Lessee under the provisions of an Option shall terminate and be of no further force or effect, notwithstanding Lessee's due and timely exercise of the Option, if, after such exercise and during the term of this Lease, (i) Lessee fails to pay to Lessor a monetary obligation of Lease for a period of thirty (30) days after such obligation becomes due (without any necessity of Lessor to give notice thereof to Lessee), or (ii) Lessor gives to Lessee three (3) or more notices of separate Defaults under Paragraph 13.1 during any twelve (12) month period, whether or not the Defaults are cured, or (iii) if Lessee commits a Breach of this Lease.

40.  RULES AND REGULATIONS.  Lessee agrees that it will abide by, and keep and observe all reasonable rules and relations ("Rules and Regulations") which Lessor may make from time to time for the management, safety, care, and cleanliness of the grounds, the parking and unloading of vehicles and the preservation of good order, as well as for the convenience of other occupants or tenants of the Industrial Center and their invitees.

41.  SECURITY MEASURES.  Lessee hereby acknowledges that the rental payable to Lessor hereunder does not include the cost of guard service or other security measures, and that Lessor shall have no obligation whatsoever to provide same. Lessee assumes all responsibility for the protection of the Premises, Lessee, its agents and invitees and their property from the acts of third parties.

42.  RESERVATIONS.  Lessor reserves the right, from time to time, to grant, without the consent, or joinder of Lessee, such easements, rights of way, utility raceways, and dedications that Lessor deems necessary, and to cause the recordation of parcel maps and restrictions, so long as such easements, rights of way, utility raceways, dedications, maps and restrictions do not reasonably interfere with the use of the Premises by Lessee. Lessee agrees to sign any documents reasonably requested by Lessor to effectuate any such easement rights, dedication, map or restrictions.

43.  PERFORMANCE UNDER PROTEST.  If at any time a dispute shall arise as to any amount or sum of money to be paid by one Party to the other under the provisions hereof, the Party against whom the obligation to pay the money is asserted shall have the right to make payment "under protest" and such payment shall not be regarded as a voluntary payment and there shall survive the right on the part of said Party to institute suit for recovery of such sum. If it shall be adjudged that there was no legal obligation on the part of said Party to pay such same or any part thereof, said party shall be entitled to recover such sum or so much thereof as it was not legally required to pay under the provisions of this Lease.

44.  AUTHORITY.  If either Party hereto is a corporation, trust or general or limited partnership, each individual executing this Lease on behalf of such entity represents and warrants that he or she is duly authorized to execute and deliver this Lease on its behalf. If Lessee is a corporation, trust or partnership, Lessee shall, within thirty (30) days after request by Lessor, deliver to Lessor evidence satisfactory to Lessor of such authority.

45.  CONFLICT.  Any conflict between the printed provisions of this Lease and the typewritten or handwritten provisions shall be controlled by the typewritten or handwritten provisions.

46.  OFFER.  Preparation of this Lease by either Lessor or Lessee or Lessor's agent or Lessee's agent and submission of same to Lessee or Lessor shall not be deemed an offer to lease. This Lease is not intended to be binding until executed and delivered by all parties hereto.

47.  AMENDMENTS.  This Lease may be modified only writing, signed by the Parties in interest at the time of the modification. The Parties shall amend this Lease from time to time to reflect any adjustments that are made to the Base Rent or other rent payable under this Lease. As long as they do not materially change Lessee's obligations hereunder, Lessee agrees to make such reasonable non-monetary modifications to this Lease as may be reasonably required by an institutional insurance company or pension plan Lender in connection with the obtaining of normal financing or refinancing of the property of which the Premises are a part.

48.  MULTIPLE PARTIES.  Except as otherwise expressly provide herein, if more than one person or entity is named herein as either Lessor or Lessee, the obligations of such multiple parties shall be the joint and several responsibility of all persons or entities named herein as such Lessor or Lessee.

LESSOR AND LESSEE HAVE CAREFULLY READ AND REVIEW THIS LEASE AND EACH TERM AND PROVISION CONTAINED HERIN, AND BY THE EXECUTION OF THIS LEASE SHOW THEIR INFORMED VOLUNTARY CONSENT THERETO. THE PARTIES HEREBY AGREE THAT, AT THE TIME THIS LEASE IS EXECUTED, THE TERMS OF THIS LEASE ARE COMMERCAILLY RESONALBE AND EFFECTUATE THE INTENT AND PURPOSE OF LESSOR AND LESSEE WITH RESPOECT TO THE PREMISES.

IF THIS LEASE HAS BEEN FILLED IN, IT HAS BEEN PREPARED FOR YOUR ATTORNEY'S REVIEW AND APPROVAL. FURTHER, EXPERTS SHOULD BE CONSULTED TO EVALUTATE THE CONDITION OF THE PROPERTY FOR THE POSSIBLE PRESENCE OF ASBESTOS, UNDRGROUND STORAGE TANKS OR HAZARDOUS SUBSTANCES. NO REPRESENTATION OR RECOMMENDATION IS MADE BY THE AMERICAN INDUSTRIAL REAL ESTATE ASSOCIATION OR BY THE REAL ESTATE BROKERS OR THEIR CONTRACTORS, AGENTS OR EMPLOYEES AS TO THE LEGAL SUFFICIENCY, LEGAL EFFECT, OR TAX CONSEQUENCES OF THIS LEASE OR THE TRANSACTION TO WHICH IT RELATES; THE PARTIES SHALL RELY SOLEY UPON THE ADVICE OF THEIR OWN COUNSEL AS TO THE LEGAL AND TAX CONSEQUENCES OF THIS LEASE. IF THE SUBJECT PROPERTY IS IN A STATE OTHER THAN CALIFORNIA, AN ATTORNEY FROM THE STATE WHERE THE PROPERTY IS LOCATED SHOULD BE CONSULTED

The Parties hereto have executed this Lease at the place and on the dates specified above their respective signatures.

Executed at: Santa Barbara, CA		Executed at: Santa Barbara, CA
On: February 10, 2001		On: February 5, 2001
By LESSOR:		By LESSEE:
THE WRIGHT FAMILY C LIMITED PARTNERSHIP, a California limited partnership		QAD Inc., a Delaware corporation
By:	/s/ WILLIAM D. WRIGHT _________________________________	By:	/s/ KARL LOPKER _________________________________
Name Printed: William D. Wright Title: Trustee of The Wright Family Living Trust		Name Printed: Karl Lopker Title: CEO
UTA dated June 19, 1989, as amended, General Partner
By:	/s/ EDNA J. WRIGHT _________________________________	By:	/s/ JOSEPH E. NIDA _________________________________
Name Printed: Edna J. Wright Title: Trustee of the Wright Family Living Trust		Name Printed: Joseph E. Nida Title: Secretary
UTA dated June 19, 1989, as amended, General Partner
By:	/s/ JEANNE WRIGHT BORTOLAZZO _________________________________
Name Printed: Jeanne Wright Bortolazzo, General Partner
Address: 130 Garden St. Santa Barbara, CA 93101		Address: 6450 Via Real Carpinteria, CA 93013

ADDENDUM TO LEASE

    This Addendum is attached to and forms a part of that certain Standard Industrial/ Commercial Multi-Tenant Lease- Modified Net dated for reference purposes February 1, 2001 by and between THE WRIGHT FAMILY C LIMITED PARTNERSHIP, a California limited partnership ("Lessor"), and QAD INC., a Delaware corporation ("Lessee"). The Standard Industrial Lease is hereby amended (and as amended is hereinafter referred to as "this Lease"), as set forth below. In the event of any conflict or inconsistency between the terms and provisions of the printed form lease and this Addendum, the terms and provisions of this Addendum shall control. Unless otherwise defined in this Addendum, the capitalized terms used in this Addendum shall have the same meaning as set forth in the printed form lease.

    49.  Commencement Date; Delay in Commencement Date.

      49.1  Commencement Date.

      The Commencement Date under this Lease shall be the earlier of (i) August 17, 2001 (the "Scheduled Commencement Date") which is the date identified as the "Early Finish Date" for the line item identified as "TI Construction-Typical" on the construction schedule prepared by Melchiori Construction attached hereto as Schedule "1" (the "Construction Schedule"), and (ii) the Completion Date (as defined in Paragraph 61.1 below), if the Completion Date occurs before the Scheduled Commencement Date. Lessor and Lessee shall execute an amendment to the Lease setting forth the exact date of the Commencement Date of the Lease; provided, however, the failure to do so shall not otherwise modify the Commencement Date. The "Term" of the Lease shall be ten (10) years commencing on the Commencement Date and ending at 11:59 p.m. on the day immediately preceding the tenth anniversary of the Commencement Date (the "Expiration Date"), subject to the Lessee's right to extend the term of the Lease for two additional periods of five (5) years each as provided in Paragraph 51 below. Except as provided in Paragraphs 49.2 or 50.3 below, the obligation of Lessee to pay Base Rent and all other amounts due under this Lease shall commence no later than August 17, 2001, whether or not the Completion Date has been achieved on or before August 17, 2001.

      49.2  Delay in Issuance of Building Permit for Tenant Improvements.

      Subject to the terms and conditions of this Lease, including, without limitation, Paragraph 62 below, if a "Permit Approval Delay" (as that term is defined below) occurs, the August 17, 2001 Scheduled Commencement Date shall be extended by the "Permit Approval Delay Period", as that term is defined below. As used herein, a "Permit Approval Delay" shall be a delay in the construction of the Tenant Improvements pursuant to the Tenant Improvement Construction Plans (as defined below) caused by the failure of the City of Carpinteria to issue a building permit for the construction of the Tenant Improvements on or before the "Early Finish Date" as provided for in the Construction Schedule under the line item entitled "Tenant Improvement Permit Process". As used herein, the "Permit Approval Delay Period", shall be the period of time (i) commencing from such "Early Finish Date" provided for in the Construction Schedule under the line item entitled "Tenant Improvement Permit Process" and (ii) ending on the date the building permit for the Tenant Improvements is actually issued. Notwithstanding the foregoing, to the extent that Lessee is the cause of any Permit Approval Delay, then the Permit Approval Delay Period shall be reduced to the extent of any such Lessee caused delay. Except as otherwise provided herein in connection with a Permit Approval Delay, Lessor shall not be subject to any liability for the failure of the Completion Date to occur on or before August 17, 2001.

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    50.  Base Rent; Proration;Abatement of Base Rent For Data Center Premises.

      50.1.  Base Rent.

      Lessee shall pay Lessor Base Rent in the amount of Forty Three Thousand One Hundred Fifty Five Dollars and Eighteen Cents ($43,155.18) per month, as adjusted pursuant to the terms of this Lease, commencing on the Commencement Date. Except as provided in Paragraphs 49.2 or 50.3 the obligation of Lessee to pay Base Rent and all other amounts due under this Lease shall commence no later than August 17, 2001, whether or not the Completion Date has been achieved on or before August 17, 2001.

      50.2.  Proration.

      Notwithstanding the provisions of Paragraphs 1.5 and 4.1 of the Lease, if the Commencement Date occurs on a day other than the first day of a calendar month, Base Rent for the first partial calendar month of the commencement of the Term shall be prorated based on the actual number of days in said partial month, and such initial Base Rent shall be due on the Commencement Date.

      50.3.  Abatement of Base Rent For Data Center Premises.

      As provided below, Tenant shall be obligated to construct the Data Center (as defined below) at its sole cost and expense. In the event that the Data Center is not completed by the Commencement Date, then the Base Rent payable for the Premises shall be abated for that portion of the Building containing the Data Center (the "Data Center Premises") until the Data Center Rent Commencement Date (as that term is defined below); provided, however in no event shall such abatement of Base Rent for the Data Center Premises continue beyond October 1, 2001. Such abatement in rent shall be equal to the product of the Base Rent multiplied by a fraction, the numerator of which is four thousand one hundred ten (4,110) square feet (the square footage of the Data Center Premises) and the denominator of which is twenty six thousand six hundred thirty nine (26,639) square feet.

    51.  Option to Extend Term of Lease.

    Lessee is hereby granted the option to extend the term of this Lease for two (2) additional successive periods of five (5) years each (each such period referred to as an "Extension Period"). The options shall be exercised by the delivery of written notice to Lessor no earlier than three hundred sixty five (365) days and no later than two hundred seventy (270) days prior to the expiration of the lease term then in effect. Any extensions granted hereunder shall be on the same terms and conditions applicable to the initial term except as to rent, which shall be increased in accordance with Paragraph 52 below. Lessee's right to exercise the options granted herein is subject to the terms and conditions set forth in paragraph 39 of this Lease.

    52.  Adjustments to Base Rent.

      52.1.  Cost of Living Adjustments to Base Rent.

      The Base Rent payable pursuant to Paragraph 4.1 shall be subject to further adjustment as of the first anniversary of the Commencement Date and as of the same date each year thereafter during the initial lease term and any extension period. Said date is hereinafter referred to as the "Adjustment Date". The adjustment shall be made as follows:

      The Base Rent for the Premises shall be adjusted by the same percentage as the increase, if any, in the Consumer Price Index (All Items for All Urban Consumers 1982-84=100 Base), of the

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  United States Department of labor, Bureau of Labor Statistics for Los Angeles-Anaheim-Riverside, CA (the "Index"). The adjustment shall be calculated according to the following formula:

X	=	A	×	B C
X	=	Adjusted rent
A	=	Base Rent as of the first month of the term then in effect.
B	=	The monthly index for the third month immediately preceding the Adjustment Date.
C	=	The monthly index for the third month immediately preceding the first month of the term then in effect.

      The monthly rent as so adjusted shall be payable for each month commencing with the Adjustment Date and continuing until the next Adjustment Date. In no event shall the monthly rent as adjusted be less than the monthly rent payable for the month immediately preceding the rent adjustment.

      If the Index is discontinued or revised during the term of this Lease, such other government Index or computation with which it is replaced shall be used in order to obtain substantially the same result as would be obtained if the Index had not been discontinued or revised.

      52.2.  Determination of Base Rent During Extension Periods.

      In the event Lessee exercises the option to extend granted in Paragraph 51 above, the Base Rent payable at the commencement of the applicable Extension Period shall be the then prevailing market rate for a modified net lease of real property comparable to the Premises in the surrounding geographical area. Prevailing market rate shall be determined by mutual agreement of Lessor and Lessee on the basis of the value which will be obtained in an arms-length transaction between an informed and willing tenant (other than a tenant currently in possession of the demised Premises) and an informed and willing landlord (other than the then existing landlord of the demised Premises) under no compulsion to lease. If Lessor and Lessee have not agreed upon the prevailing market rental rate by the date which is thirty (30) days prior to the expiration of the lease term then in effect, then the option to extend will automatically cease and be deemed extinguished. The base monthly rent as determined pursuant to this Paragraph 52.2 shall thereafter be subject to further cost of living adjustments pursuant to the terms of Paragraph 52.1 above.

    53.  Common Area Operating Expenses—Inspection and Audit Rights.

    If Lessee provides Lessor written notice within thirty (30) days after its receipt of Lessor's statement or billing as provided for in Paragraph 4.2 of the Lease, Lessee may require clarification as to any amount of Common Area Operating Expense. This clarification may include, with respect to the disputed items and pursuant to the terms hereafter specified, inspection of legible copies of all of Lessor's invoices and paid receipts, and an audit performed by a Certified Public Accountant using generally accepted accounting principals. Should Lessee elect to inspect and/or audit any disputed amount of Common Area Operating Expense amount, Lessee's inspection and/or audit shall be completed, and the results thereof submitted to Lessor, no later than six months after Lessee's receipt of Lessor's statement or billing. Lessee shall be solely responsible for all costs of such inspection and/or audit. Lessee's inspection and/or audit shall be scheduled promptly at the reasonable convenience of both Lessor and Lessee, with such inspection or audit to take place in Lessor's offices or such other reasonable location designated by the Lessor. Lessor and its representatives shall have the right to participate in such inspection or audit and entitled to copies of all work papers and other documents

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prepared by or on behalf Lessee in connection with such inspection or audit. If the results of such inspection or audit indicate that Lessee has been overcharged, Lessor shall refund this amount to Lessee. If the results of such inspection or audit indicate that Lessee has been undercharged, Lessee shall pay the additional amount to Lessor.

    54.  Use.

    Paragraph 6 of this Lease is hereby supplemented as follows:

      54.1  Prohibited Uses.

      Lessee shall not do or permit anything to be done in or about the Premises nor bring or keep anything therein which will in any way increase the existing rate of or affect any fire or other insurance upon the Premises or any of its contents, or cause a cancellation of any insurance policy covering the Premises or any part thereof or any of its contents. Lessee shall not commit or suffer to be committed any nuisance or waste in or upon the Premises. Lessee shall not use the Premises or permit anything to be done in or about the Premises which will in any way conflict with any law, statute, ordinance or governmental rule or regulation now in force or which may hereafter be enacted or promulgated. Lessee shall not keep any animals or pets on the Premises. Lessor shall have a right of re-entry upon the Premises on reasonable notice and at reasonable times for purposes of inspection, contamination testing and remediation.

      54.2.  Installation of Specialized Equipment and Use of Lessee's Possessions on the Premises.

      Lessee shall not install on the Premises any specialized equipment requiring the use of a power source (including, but not limited to, computer hardware or software) without the prior written consent of Lessor. Lessor shall give its consent to such installation provided the conditions contained herein are satisfied. Lessor shall not be liable to Lessee for damage to Lessee or Lessee's possessions, including but not limited to, furniture, fixtures, equipment (specialized or otherwise) and inventory, from any cause. Lessee waives all claims against Lessor for damage to Lessee's possessions arising for any reason. Lessee shall comply with all laws, regulations and ordinances relating to the condition and use of any and all of Lessee's possessions on the Premises, including laws requiring the alteration, maintenance and restoration of the Premises as a result of Lessee's particular use. Provided, however, any required alterations to the Premises shall be conditioned upon Lessor's prior written consent. The Premises shall not be electrically overloaded. No equipment, apparatus or other appliance shall be used or operated on the Premises in such a manner that such equipment will in any way injure, vibrate or shake the Premises, or place an excessive burden on power sources installed on the Premises.

      54.3.  Diesel Generator.

      Notwithstanding Paragraph 6.2 of this Lease to the contrary and subject to this Paragraph 54.3 and the terms and conditions of the Lease, Lessee shall have the right to install a diesel generator for emergency backup power (the "Generator")for data center applications, at a location outside of the Premises. Lessor shall have the right to review and approve all matters related to the Generator as it affects the Premises and the Industrial Center, including, without limitation, the location, installation and screening of the Generator. The Generator shall be installed and used in compliance with all Applicable Laws and all Applicable Requirements and in such a location as not to disturb the quiet enjoyment of other tenants in the Industrial Center. As part of obtaining Lessor's consent Lessee shall be obligated to (i) obtain all applicable permits required by governmental authorities; (ii) furnish copies of such permits together with a copy of any plans and specifications for the Generator and related improvements prior to its installation; and (iii) comply with all conditions of such permits in a prompt and expeditious manner. The Generator shall be used for emergency backup purposes only and shall be used at all times in a manner not to disturb the quiet enjoyment of other tenants in the Industrial Center.

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    55.  Assignment and Subletting.

    Lessee hereby understands and agrees that Lessor may withhold its consent to any requested assignment or subletting, and such withholding of consent shall be deemed reasonable, in the event that the proposed assignee or sublessee intends to use or store Hazardous Substances on the Premises. Also, if Lessor consents to such assignment or subletting, Lessor shall receive seventy-five percent (75%) of any consideration or increase in rent received or to be received by Lessee for such assignment or sublease. Any such amount payable by Lessee shall be paid to Lessor within fifteen (15) days after such amounts are paid to Lessee, and Lessee agrees to furnish such information with regard to such consideration or increased rent as Lessor may reasonably request from time to time

    56.  Default.

    Paragraph 13 of this Lease is supplemented to provide that the release or discharge by Lessee of any Hazardous Substances in or about the Premises, or violation of any Applicable Requirements in the use or storage of Hazardous Substances, shall, at Lessor's election, constitute a Breach under Paragraph 13.1 of the Lease and shall entitle Lessor to the remedies provided for under Paragraph 13.2 and elsewhere in the Lease.

    57.  Modification by Lender.

    If in connection with obtaining financing for the Premises, the Lessor's lender requests reasonable modifications in this Lease as a condition to such financing, Lessee will not unreasonably withhold, delay or defer its consent thereto, provided that such modifications do not increase the obligations of Lessee hereunder or materially adversely affect the leasehold interest hereby created.

    58.  Mortgage Protection.

    Lessee agrees to give any mortgages and/or trust deed holders, as to all or a portion of the Premises, by registered mail, a copy of any notice of default served upon Lessor, provided that prior to such notice, Lessee has been notified in writing (by way of notice or assignment of rents and leases, or otherwise) of the addresses of such mortgages and/or trust deed holders. Lessee agrees not to exercise any remedies available by virtue of a default unless Lessor shall have failed to cure such default within thirty (30) days after receipt of notice of default or such additional time as may be reasonably necessary to cure the default in the case of a default incapable of being cured within thirty (30) days. Lessee further agrees that the mortgages and/or trust deed holder shall have an additional thirty (30) days within which to cure such default, or if such default cannot be cured within that time, then such additional time as may be necessary if within such thirty (30) days any mortgagee and/or trust deed holder has commenced and is diligently pursuing the remedies necessary to cure such default (including, but not limited to, commencement of foreclosure proceedings if necessary to effect such cure), in which event, such right, if any, as Lessee might otherwise have to terminate the Lease shall not be exercised while such remedies are being so diligently pursued.

    59.  Liability Insurance.

    Paragraph 8.2 (Liability Insurance) of the Lease is amended to read in full as follows:

    "8.2 Liability Insurance.

      (a)  Carried by Lessee.  Lessee shall, at Lessee's expense, obtain and keep in force during the term of this Lease a policy of Comprehensive General Liability insurance utilizing an Insurance Services office standard form with Broad Form General Liability Endorsement (GLO404), or equivalent, in an amount of not less than (i) $1,000,000 per occurrence of Bodily Injury and Property Damage combined single limit with a $1,000,000 excess liability policy, or (ii) $1,000,000 per occurrence of Bodily Injury and Property Damage with a $2,000,000 General Aggregate Bodily Injury and Property Damage, and shall insure Lessee with Lessor as an

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  additional insured against liability arising out of the use, occupancy or maintenance of the Premises. Such insurance shall include an "Additional Insured-Managers or Lessors of Premises" endorsement and contain the "Amendment of the Pollution Exclusion Endorsement" for damage caused by heat, smoke or fumes from a hostile fire. The policy shall not contain the intra-insured exclusions as between insured persons or organizations, but shall include coverage of liability assumed under this Lease as an "insured contract" for the performance of Lessee's indemnity obligations under this Lease and shall insure performance by Lessee of the indemnity provisions of Paragraphs 6.2(c), 8.7 and elsewhere under the Lease. The limits of said insurance shall not, however, limit the liability of Lessee hereunder. All insurance to be carried by Lessee shall be primary to and not contributory with any similar insurance carried by Lessor, whose insurance shall be considered excess insurance only.

      (b)  Carried by Lessor.  Lessor shall also maintain liability insurance described in Paragraph 8.2(a) above, in addition to and not in lieu of, the insurance required to be maintained by Lessee. Lessee shall not be named as an additional insured therein."

    60.  Construction of Building.

      60.1.  Shell.

        60.1.1.  Construction of Shell.

        (a) Lessor shall, at Lessor's sole cost and expense, construct a two-story building consisting of approximately twenty-six thousand six hundred thirty nine (26,639) square feet of commercial space on the Premises (the "Building") together with 90 parking spaces. Work for the Building shall consist of a basic shell (the "Shell") based on plans and specifications prepared at Lessor's sole cost and expense by Lenvik & Minor Architects (the "Lessor's Architect") and listed on Schedule 2 attached hereto (the "Shell Building Plans"). Lessee has reviewed and hereby approves the Shell Building Plans. Lessor shall have the right to amend and revise the Shell Building Plans if it determines that such revision or modification is necessary or appropriate for the completion of the Shell. As part of the Shell, Lessor shall provide 120/208 volt three phase to the Building and upgraded amperage from 1,200 to 2,000.

        60.1.2.  HVAC System.

        As part of the Shell, Lessor shall provide the rooftop and/or ground-mounted components of the primary HVAC system as reflected in the Shell Building Plans. As part of the Tenant Improvements (as defined below) and as shown on the Tenant Improvement Construction Plans, Lessor shall install, balance, program and test all secondary HVAC delivery components that are downstream from the Primary HVAC System (the "Secondary HVAC System").

        60.1.3.  Completion of Shell.

        The Shell shall be deemed substantially completed ("Shell Substantial Completion") when (i) the Shell has been constructed in substantial conformance with the Shell Building Plans and (ii) the City of Carpinteria has issued a temporary certificate of occupancy for the Shell. Shell Substantial Completion shall be deemed to have been achieved even though "punch list" items still remain to be performed; provided, however, Lessor shall cause all "punch list" items to be corrected as soon a reasonably practical after the date of Shell Substantial Completion.

      60.2.  Tenant Improvements.

        60.2.1.  Generally.

        In addition to the Shell, Lessor shall construct the interior improvements and other exterior improvements of the Premises (the "Tenant Improvements") to be used in connection

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    with the use of the Premises by Lessee for office purposes and not otherwise constructed by Lessor as part of the Shell or constructed by Lessee as part of the Lessee's Work, as defined below.   The Tenant Improvements shall consist generally of the following:

        (a) Ceilings—building standard acoustical ceilings;

        (b) Window coverings—building standard window coverings installed on all exterior windows;

        (c) Lights—building standard lighting fixtures;

        (d) Walls, doors and decorating—all interior partitions, doors, fixtures and furnishings and decoration and finishing of all surfaces within the Premises;

        (e) Floors—floor covering and base;

        (f)  Heating, cooling and ventilation—any plumbing and HVAC services to and in the Premises, including without limitation, the Secondary HVAC System;

        (g) Power—electrical distribution systems for power and supplementary lighting to and in the Premises for the electrical room, including any special electrical systems;

        (h) Telephone and communications equipment—telephone and communications systems to and in the Premises from the electrical or telephone room; and

        (i)  Any and all other components necessary to complete the Tenant Improvements.

    The Tenant Improvements shall exclude the Lessee's Work (as defined below) related to the Data Center.

        60.2.2.  Tenant Improvement Allowance.

        Lessor shall provide Lessee with a tenant improvement allowance of Thirty Dollars ($30) per square foot of the Premises, subject to the terms of Paragraph 60.2.8. below regarding the obligation of Lessee to fund all monies necessary to construct the Tenant Improvements for all costs which exceed the Tenant Improvement Allowance. To the extent that any Tenant Improvement Allowance has not been expended after completion of the Tenant Improvements, and provided further that Lessee is not in default hereunder, Lessee shall have the right to use any remaining Tenant Improvement Allowance for the construction of improvements to the Data Center, so long as such improvements are not otherwise Trade Fixtures (as defined in the Lease) or personal property.

        60.2.3.  Preparation of Tenant Improvement Preliminary Plans.

        Attached hereto as Schedule "3" is a list of the, preliminary drawings and documents prepared by Lessee and hereby approved by Lessor, showing general description, basic elements and conceptual layout of the Tenant Improvements (the "Tenant Improvement Preliminary Plans").

        60.2.4  Preparation of Tenant Improvement Construction Plans.

        On or before the forty ninth (49th) day following the date of Lessee's execution of this Lease, Lessor shall deliver to Lessee construction drawings consisting of all drawings, plans and specifications in order to construct the Tenant Improvements (the "Tenant Improvement Construction Plans"). Lessee shall approve such Tenant Improvement Construction Plans or specify with particularity its objection thereto within three (3) business days following receipt thereof. Failure to approve or disapprove within said three (3) business day period of time shall constitute approval thereof. In the event that Lessee requests changes to the Tenant Improvement Construction Plans, Lessor and Lessee shall meet to resolve such request;

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    provided that, in the event Lessor and Lessee are unable to agree within three (3) days after Lessee requests such changes, then the issues which the parties are unable to agree upon shall be determined by Lessor in Lessor's sole and absolute discretion. Upon completion of the Tenant Improvement Construction Plans, Lessor shall obtain any and all necessary approvals to the Tenant Improvement Construction Plans from the City of Carpinteria and any other governmental agencies with jurisdiction, and after such approval, a copy of such approved Tenant Improvement Construction Plans shall be initialed and dated by parties.

        60.2.5  Amendment to Tenant Improvement Construction Plans.

        After approval by Lessee of the Tenant Improvement Construction Plans, Lessee may request that Lessor amend the Tenant Improvement Construction Plans. Any such request shall be submitted to Lessor in writing and accompanied by such drawings or documents (the "Revision Documents") to allow Lessor's Architect to revise the Tenant Improvement Construction Plans consistent with the Revision Documents. Lessor's Architect shall revise the Tenant Improvement Construction Plans consistent with the Revision Documents within thirty 30 days of receipt thereof. Lessor, shall, within thirty 30 days after it receives such revised Tenant Improvement Construction Plans, notify Lessee of the estimated cost which will be chargeable to Lessee by reason of such change, addition or deletion. Such estimated cost shall include Lessor's cost of any delay in completion of the Premises resulting from such change (including loss of rent, additional interest and extra labor costs incurred in order to minimize further delay). Within fifteen (15) days after receiving Lessor's estimated cost, Lessee shall notify Lessor whether Lessee desires to proceed with such change. In the absence of any notification, Lessee shall be deemed to have elected not to proceed with such change. If Lessee elects to proceed with such change, Lessee shall immediately pay to Lessor the amount of Lessor's estimated cost of such change, which amount shall be deposited into the Reserve Account (as defined below).

        60.2.6.  Construction Contract for Tenant Improvements.

        Upon the parties approval of the Tenant Improvement Construction Plans, Lessor shall negotiate a construction contract for the construction of the Tenant Improvements (the "Tenant Improvement Construction Contract") with Melchiori Construction who is hereby approved by Tenant. The terms and conditions of the Tenant Improvement Construction Contract shall be determined by Lessor in Lessor's sole and absolute discretion.

        60.2.7.  Total Costs of Construction.

        The "Total Costs of Construction" to Lessor of the Tenant Improvements shall be all costs and expenses incurred by Lessor in connection with completing the Tenant Improvements, including without limitation, the sum of the following:

        1.  Payments made to the contractors and subcontractors performing construction work in connection with the Tenant Improvements;

        2.  Other costs of onsite and offsite improvements related to the Tenant Improvements;

        3.  Fees for building permits, licenses, inspections;

        4.  Fees of engineers, surveyors, architects (including Lessor's Architect) and others providing professional or extra services in connection with the construction of the Tenant Improvements;

        5.  Premiums for contractor's faithful performance and for mechanic's lien bonds, if any;

        6.  Fees for all consultants and other professionals reasonably necessary for construction of the Tenant Improvements;

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        7.  Such other costs as reasonably may be incurred by Lessor in connection with the construction of the Tenant Improvements; and

        8.  Any of the foregoing costs, fees or expenses incurred by Lessor in connection with the Tenant Improvements, prior to the execution of this Lease by the parties.

        60.2.8  Reserve Account.

        The parties acknowledge that the Lessor's costs to complete the Tenant Improvements will exceed the Tenant Improvement Allowance and Lessee shall pay for all costs ("Lessee's Share") in excess of the Tenant Improvement Allowance. Upon completion of the Tenant Improvement Construction Plans, Lessor shall give Lessee notice of Lessor's reasonable estimate of the total amount necessary to construct the Tenant Improvements and Lessee's Share of the Tenant Improvement costs. Lessee shall pay Lessor, within ten (10) days of such notice an amount equal to Lessee's Share of the Tenant Improvement Costs, which amount shall be paid over to Lessor prior to construction of the Tenant Improvements and shall be deposited in an account maintained by Lessor (the "Reserve Account"). Lessee shall have no right or ability to withdraw any funds from the Reserve Account, but any interest that may accrue on such funds shall be for the account of Lessee. If at any time thereafter Lessor reasonably increases its estimate of Lessee's Share of the Tenant Improvement Costs, Lessor may give notice to Lessee of the amount of such increase and Lessee shall pay Lessor within ten (10) days of such notice an amount equal to such increase, which amount shall be added to the Reserve Account. The Reserve Account shall be disbursed by Lessor in the same manner as the Tenant Improvement Allowance, as set forth below; provided, however, that no funds shall be disbursed from the Reserve Account until the Tenant Improvement Allowance has been exhausted, at which time, the balance of the Total Costs of Construction shall be paid from the Reserve. Reference herein to disbursements made from, or credits made against, the Tenant Improvement Allowance, shall include the Reserve Account in the event the Tenant Improvement Allowance is exhausted. Lessee shall have no right of reimbursement from Lessor for any contributions made by Lessee toward the Tenant Improvements if this Lease is terminated for any reason other than a material default or breach by Lessor.

        60.2.9  Disbursements from Tenant Improvement Allowance.

        Lessor is authorized to disburse funds from the Tenant Improvement Allowance and the Reserve Account on Lessee's behalf to Lessor's Architect, the contractor retained by Lessor to complete the Tenant Improvements or any subcontractor, materials supplier or any other party entitled to compensation in connection the Tenant Improvements. At Lessee's request, Lessor shall provide Lessee with a monthly notice, together with copies of invoices and other appropriate documentation, identifying payments made from the Tenant Improvement Allowance or the Reserve Account and stating the amount remaining in the Tenant Improvement Allowance or the Reserve Account, as applicable. Upon completion of the Tenant Improvements and the payment of all costs in connection therewith, any amount remaining in the Reserve Account shall be refunded to Lessee.

        60.2.10  Completion of Tenant Improvements.

        The Tenant Improvements shall be deemed substantially completed ("Tenant Improvements Substantial Completion") when (i) the Tenant Improvements have been constructed in substantial conformance with the Tenant Improvement Construction Plans and (ii) the City of Carpinteria has issued a certificate of occupancy or temporary certificate of occupancy for the Premises or that portion of the Premises excluding the Data Center Premises; provided, however, if the City of Carpinteria fails to issue a certificate of occupancy or temporary certificate of occupancy for either the Premises or that portion of the Premises

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    excluding the Data Center because the Data Center is not completed, then a certificate of occupancy or temporary certificate of occupancy shall not be a condition precedent to achieving either Shell Substantial Completion or Tenant Improvement Substantial Completion. Tenant Improvement Substantial Completion shall be deemed to have been achieved even though "punch list" items still remain to be performed; provided, however, Lessor shall cause all "punch list" items to be corrected as soon a reasonably practical after the date of the Tenant Improvement Substantial Completion.

    61.  Completion Date; Acceptance of Premises.

      61.1.  Completion Date.

      The date that both Shell Substantial Completion and Tenant Improvement Substantial Completion are achieved shall be referred to as the "Completion Date". Lessor shall use its best efforts to obtain Shell Substantial Completion and Tenant Improvement Substantial Completion on or before the Scheduled Commencement Date. In the event that the Completion Date has not been achieved by August 17, 2001 the Lease shall not be invalid, but rather Lessor shall complete the same as soon thereafter as is possible and Lessor shall not be liable to Lessee for damages in any respect whatsoever. Furthermore, even if the Completion Date has not been achieved by August 17, 2001, Lessee shall be obligated to pay Base Rent effective August 17, 2001, subject to the provisions of Paragraph 49.2 and 50.3. Lessor shall notify Lessee of the estimated date of the Completion Date at least thirty (30) days before such date. Lessee shall have the right to enter the Premises to equip and fixturize the Premises thirty (30) days prior to the Completion Date, as long as such entry does not interfere with Lessor's Work. At Lessor's discretion, Lessee may be permitted to enter the Premises to equip and fixturize the Premises prior to such thirty (30) day period. Any such entry by Lessee shall be subject to the terms and conditions of the Lease. Nothing herein shall be construed to limit the access provided Lessee to the Data Center Premises on or after the Data Center Premises Access Date (as defined below) as provided in Paragraph 62.4.1 below.

      61.2  Acceptance of the Premises.

      Lessee shall notify Lessor in writing of any items that Lessee deems incomplete or incorrect in order for the Premises to be acceptable to Lessee within sixty (60) days following the Completion Date. Lessee shall be deemed to have accepted the Premises and approved construction of the Shell and the Tenant Improvements if Lessee does not deliver such a list to Lessor within said number of days.

    62.  Data Center.

      62.1  Generally.

      Lessee shall have the right and obligation to construct and install a four thousand one hundred ten (4,110) square foot data and information systems center (the "Data Center") at its sole cost and expense. The construction by Lessee of the Data Center is at times referred to herein as the "Lessee's Work". The construction by Lessor of the Shell and Tenant Improvements is at times referred to herein as the "Lessor's Work".

      62.2  Preparation of the Data Center Preliminary Plans.

      Attached hereto as Schedule 4 is a list of the preliminary drawings and documents prepared by Lessee and hereby approved by Lessor, showing the general description, basic elements and conceptual layout of the Data Center (the "Data Center Preliminary Plans").

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      62.3  Preparation of Data Center Construction Plans.

      On or before the forty ninth (49th) day following the date of Lessee's execution of this Lease, Lessee shall deliver to Lessor construction drawings consisting of all drawings, plans and specifications in order to construct the Data Center (the "Data Center Improvement Construction Plans".) Lessor shall approve such Data Center Construction Plans or specify with particularity its objection thereto within three (3) days following receipt thereof. Failure to approve or disapprove within said three (3) day period of time shall constitute approval thereof. In the event that Lessor requests changes to the Data Center Construction Plans and Lessee is unwilling to make such changes, Lessor and Lessee shall meet to resolve such requested changes; provided that, in the event Lessor and Lessee are unable to agree within ten (10) days after Lessor requests such changes, then the issues which the parties are unable to agree upon shall be determined by Lessor in Lessor's sole and absolute discretion. Upon completion of the Data Center Construction Plans, Lessee shall obtain any and all necessary approvals for construction of the Data Center from the City of Carpinteria and any other governmental agencies with jurisdiction, and after such approval, a copy of such approved Data Center Construction Plans shall be initialed and dated by parties. After approval by Lessor of the Data Center Construction Plans, Lessee may amend such Plans in accordance with the provisions of this Paragraph 62.3.

      62.4  Construction of Data Center.

        62.4.1  Data Center Premises Access Date

        Lessor shall allow Lessee access to the Data Center Premises on or after the date that the City of Carpinteria issues a building permit for the Data Center pursuant to the Data Center Construction Plans, in order for Lessee to begin construction of the Data Center.

        62.4.2  General Requirements.

        The Data Center shall be constructed in compliance with the following conditions:

        (a) Lessor and Lessee shall cause their respective architects, contractors and consultants to cooperate with one another in order to coordinate the work of the Lessor in connection with the Lessor's Work and the work of the Lessee in connection with the Lessee's Work. To the extent that any portion of Lessor's Work and Lessee's Work cannot be performed at the same time, Lessor's Work shall take precedence, at the option of Lessor. Lessor and its contractor or architect shall have the right to schedule meetings with Lessee and its contractor or architect, in order to schedule and coordinate the different components comprising the Lessor's Work and the Lessee's Work, and Lessee and its contractor or architect shall participate in such meetings. Prior to commencement of Lessee's Work, Lessee shall provide Lessor with a schedule of the various components of the Lessee's Work for Lessor's review and approval, which approval shall not be unreasonably withheld.

        (b) No work shall proceed in connection with the Data Center without Lessor's prior written approval (which shall not be unreasonably withheld) of (i) Lessee's contractor and subcontractors, (ii) the insurance requirements set forth in subparagraph (g) below; and the lien and completion bond provided for in subparagraph (k) below.

        (c) All such work shall be done in conformity with (i) the final approved Data Center Construction Plan, (ii) all Applicable Requirements, (iii) valid building permits and other authorizations from appropriate governmental agencies. Lessee shall furnish copies of all such permits prior to commencing work and shall construct the Data Center in compliance with all conditions therein. All work shall be done in a good and workmanlike manner, with good and sufficient materials. Lessee shall promptly upon completion of the Data Center furnish Lessor with as-built plans and specifications therefor. Any work not acceptable to the appropriate

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    governmental agencies or not reasonably satisfactory to Lessor, shall be promptly replaced at Lessee's expense. All contractors and subcontractors retained by Lessee shall be bondable, licensed contractors, possessing good labor relations and capable of performing quality workmanship and working in harmony with Lessor's general contractor and other contractors on the Premises.

        (d) Lessee and Lessee's contractors shall abide by all safety and construction rules and regulations of Lessor and any governmental entity having jurisdiction over the Premises, and all work and deliveries shall be deemed to be under all the terms, covenants, provisions and conditions of the Lease including, without limitation, provisions in the Lease governing Utility Installations, Trade Fixtures and Alterations in Paragraph 7.3. All Lessee's materials, work, and installations of any nature brought upon or installed in the Premises shall be at Lessee's risk, and neither Lessor nor any party acting on Lessor's behalf shall be responsible for any damage thereto or loss or destruction thereof;

        (e) Lessor shall have the right to perform, on behalf of and at the expense of Lessee, any portion of Lessee's Work that Lessor determines should be performed for the best interests of the Premises, including, without limitation, work that pertains to structural components and the general utility systems for the Premises;

        (f)  Lessee's Work shall be subject to the general inspection and approval of Lessor and Lessor's architect and general contractor, which approval shall not be unreasonably withheld.

        (g) Before any work is commenced or any contractor's equipment is moved onto any part of the Premises, Lessee's contractors shall deliver to Lessor original or duplicate original policies evidencing the following types of insurance coverage in the following minimum amounts, which policies shall be issued by companies approved by Lessor, shall be maintained by Lessee and Lessee's contractors at all times during the performance of Lessee's work, and

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    which shall name Lessor and any other persons having an interest in the Premises as additional insureds as their interest may appear:

(1)	Workers' Compensation
	State:	Statutory
	Applicable Federal:	Statutory
	Employer's Liability:	$1,000,000
Benefits Required by Union Labor Contracts: As applicable
(2)	Comprehensive General Liability (Including Premises—Operations;
Independent Contractors' Protective; Products and Completed Operations;
Broad Form Property Damage):
	Bodily Injury:	$1,000,000 Each Occurrence
$3,000,000 Aggregate and Products
$3,000,000 Completed Operations
	Property Damage:	$1,000,000 Each Occurrence
$3,000,000 Aggregate
Include X, C and U hazards
Contractual Liability (Hold Harmless Coverage):
	Bodily Injury:	$1,000,000 Each Occurrence
	Property Damage:	$1,000,000 Each Occurrence
$3,000,000 Aggregate
Personal Injury, with Employment Exclusion deleted:
$3,000,000 Aggregate
(3)	Comprehensive Automobile Liability (owned, non-owned, hired):
	Bodily Injury:	$1,000,000 Each Person
$1,000,000 Each Accident
	Property Damage:	$1,000,000 Each Occurrence
(4)	Builder's risk insurance, in an amount not less than 100% of the cost of the Data Center improvements being performed by Lessee's contractor.

        (h) Lessee shall pay when due all claims for labor or materials furnished or alleged to have been furnished to or for Lessee at or for use on the Premises, which claims are or may be secured by any mechanic's or materialmen's lien against the Premises or any interest therein. Lessee shall give Lessor not less than ten (10) days' notice prior to the commencement of any work in, on, or about the Premises, and Lessor shall have the right to post notices of non-responsibility.

        (i)  On the completion of the Data Center, Lessor's architect and/ or contractor shall inspect the Premises, and shall confirm that the Lessee has satisfactorily completed the work as contemplated by the Data Center Construction Plans and hereunder.

        (j)  At the request of Lessor, Lessee shall furnish Lessor with waivers of liens and sworn statements from all persons who have performed labor or supplied materials in connection with the Lessee Work, showing that they have been compensated in full.

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        (k) Lessee shall cause its contractor to furnish a lien and completion bond issued by a corporate surety qualified to transact surety business in the State of California on a form which is acceptable to Lessor in an amount equal to one and one half times the cost of the Data Center improvements

      62.5  Data Center Rent Commencement Date.

      The Data Center Rent Commencement Date shall be the earlier of (i) the date the Data Center has been constructed in substantial conformance with the Data Center Construction Plans and the City of Carpinteria has issued a certificate of occupancy for the Building and (ii) October 1, 2001.

    63.  Early Termination of Existing Leases.

    Effective as of the Commencement Date, and subject to Lessee having taken possession of and accepting the Premises, (i) that certain Standard Industrial Lease—Multi-Tenant dated September 29, 1999 by and between Lessee and William D. & Edna J. Wright dba South Coast Business Park for the premises commonly known as 6440 Via Real, suites 9 and 10, Carpinteria California, shall be automatically terminated, subject to the terms and conditions thereof and (ii) that certain Standard Industrial Lease-Multi Tenant dated November 30, 1993 (the "6430 Via Real Lease") by and between Lessee and William D. & Edna J. Wright dba South Coast Business Park for the premises commonly known as 6430 Via Real Suites 3,4,5,6,7&8 shall be deemed to no longer include Suites 6,7 and 8 and shall thereafter relate only to Suites 3,4 and 5. At such time, the Base Rent and Lessee's Share of Operating Expenses as provided for in the 6430 Via Real Lease shall be reduced by a fraction, the numerator of which is the square footage of Suites 6,7 and 8 and the denominator of which is the square footage of Suites 3,4,5,6,7, & 8. Notwithstanding the foregoing, Lessee shall not be required to pay an early termination penalty, if any, for such early termination of the foregoing Lease of 6440 Via Real or deletion of Suites 6,7&8 from the 6430 Via Real Lease.

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    IN WITNESS WHEREOF, the parties have executed this Addendum as of the date first written above.

"Lessor"		"Lessee"
THE WRIGHT FAMILY C LIMITED PARTNERSHIP, a California limited partnership		QAD INC., a Delaware corporation
By:	/s/ WILLIAM D. WRIGHT, TRUSTEE	By:	/s/ KARL LOPKER
	William D. Wright, Trustee of The Wright Family Living Trust UTA dated June 19, 1989, as amended, General Partner		Karl Lopker, CEO
By:	/s/ EDNA J. WRIGHT, TRUSTEE	By:	/s/ JOSEPH E. NIDA
	Edna J. Wright, Trustee of The Wright Family Living Trust UTA dated June 19, 1989, as amended, General Partner		Joseph E. Nida, Secretary
By:	/s/ JEANNE M. BORTOLAZZO
Jeanne M. Bortolazzo, General Partner

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Schedules 1-4 to Addendum to Standard Industrial/
Commercial Multi-Tenant Lease—Modified Net
Dated February 1, 2001 between
The Wright Family C Limited Partnership, as Lessor, and
QAD Inc., as Lessee

Lessor Initials	Lessee Initials

Schedule "1"

Construction Schedule

[See attached]

Schedule "2"

Shell Building Plans

LENVIK & MINOR ARCHITECTS

PLAN NUMBER	TITLE	DATE
A-1	Site Plan, Site Details	3/1/91
A-2	Ground Floor Plan	3/1/91
A-2.3	Second Floor Plan	1/18/01
A-3	Second Floor Plan	3/1/91
A-4	Roof Plan, Reflected Ceiling Plans	3/1/91
A-5	Exterior Elevations	3/1/91
A-6	Wall Sections Details	3/1/91
A-7	Enlarged Plans, Interior Elevations Details	3/1/91

PETER W. EHLEN ASSOCIATES STRUCTURAL ENGINEERS

PLAN NUMBER	TITLE	DATE
ST-1	General Notes	2/28/91
ST-2	Typical Details	2/28/91
S-1	Foundation Plan	2//28/91
S-2	Second Floor Framing Plan	2/28/91
S-3	Roof Framing Plan	2/28/91
S-4	Foundation Sections and Details	2/28/91
S-5	Floor Sections	2/28/91
S-6	Floor Sections and Details	2/28/91
S-7	Roof Sections and Details	2/28/91
S-8	Steel and Miscellaneous Details	2/28/91
S-9	Steel and Miscellaneous Details	2/28/91

MECHANICAL ENGINEERING CONSULTANTS

PLAN NUMBER	TITLE	DATE
MP-1	Abbreviations, Symbols, Schedules and Details	10/23/98
MP-2	Mechanical Ground Floor and Second Floor Toilet Rooms	10/23/98
MP-3	Plumbing, Ground Floor and Second Floor Toilet Rooms and Details	10/23/98
MP-4	Specifications	10/23/98
MP-5	Specifications Continued	10/23/98
MP-6	Specifications Continued	10/23/98

ELECTRICAL DESIGN GROUP, INC.

PLAN NUMBER	TITLE	DATE
E-1	Electrical Ground Floor Plan, Notes, Symbols	3/1/91
E-2	Second Floor Electrical Plan Panel Schedules, Fixture Schedule	3/1/91
E-3	Single Line Diagram Toilet Room Electrical Plans	3/1/91

MECHANICAL ENGINEERING CONSULTANTS

PLAN NUMBER	TITLE	DATE
M-1	Abbreviations, Symbols, Notes and Schedules	10/18/00
M-2	Mechanical Site Plan	10/18/00
M-3	Ground Floor Mechanical Plan	10/18/00
M-4	Second Floor Mechanical Plan	10/18/00

Schedule "3"

Tenant Improvement Preliminary Plans

LENVIK & MINOR ARCHITECTS

PLAN NUMBER	TITLE	DATE
A-2	Second Floor Plan	Undated

Schedule "4"

Data Center Preliminary Plans

IBM

PLAN NUMBER	TITLE	DATE
SD1.01	Site Plan Schematic Design Emergency Generator Alt. Location 1	10-10-00
SD 2.01	Floor Plan Schematic Design	10-10-00
SD 2.02	Floor Plan Schematic Design Int. Zoning	10-10-00

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  Exhibit 10.1
STANDARD INDUSTRIAL/COMMERCIAL MULTI-TENANT LEASE—MODIFIED American Industrial Real Estate Association
ADDENDUM TO LEASE